UNDERWRITING AGREEMENT

May 13, 2015

Nobilis Health Corp.
4120 Southwest Freeway, Suite 150
Houston, Texas
77027 USA

Attention:	Chris Lloyd, Chief Executive Officer

Donald L. Kramer and associates and affiliates of Donald L. Kramer (“Donald Kramer”)
3330 Chevy Chase Drive, Houston, Texas 77019

Healthcare Ventures Limited (together with Donald Kramer, “Kramer”)
3330 Chevy Chase Drive, Houston, Texas 77019

Harry Fleming (together with Kramer, the “Selling Shareholders”)
4120 Southwest Freeway, Suite 150, Houston, Texas 77027

Dear Sirs:

Mackie Research Capital Corporation (the “MRCC”), acting as sole bookrunner and co-lead underwriter, and PI Financial Corp. (together with MRCC, the “Underwriters”), acting as co-lead underwriter, hereby severally, and not jointly nor jointly and severally, offer and agree to purchase, on a “bought deal” basis in the respective percentages set forth in Section 18 of this Agreement, from Nobilis Health Corp. (the “Company”) and the Company and the Selling Shareholders hereby agree to issue and sell to the Underwriters, 7,847,668 units of the Company (the “Units”) at a price of $9.00 per Unit (the “Offering Price”), for aggregate gross proceeds of $70,629,012 (of which $36,267,012 is payable to the Company and $34,362,000 is payable to the Selling Shareholders), upon and subject to the terms and conditions contained herein (the “Offering”).

Each Unit is comprised of one treasury unit (a “Treasury Unit”) of the Company and one-half of one common share (each whole common share, an “Additional Share”) of the Company from either (i) the Selling Shareholders (the Additional Shares from the Selling Shareholders, the “Secondary Shares”); or (ii) from treasury (the Additional Shares from treasury, the “Additional Treasury Shares”). Each Treasury Unit is comprised of one-half of one common share (each whole common share a “Treasury Unit Share” and collectively with the Additional Treasury Shares, the “Treasury Shares”) and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”). Each Warrant entitles the holder thereof to acquire one common share (a “Warrant Share”) in the capital of the Company at a price of $11.50 per Warrant Share until 5:00 p.m. (Toronto time) on a date that is 24 months from the Closing Date (as defined below). The expiry of the Warrants may be accelerated by the Company at any time following the nine month anniversary of the Closing Date and prior to the expiry date of the Warrants if, at any time following the Closing Date, the volume-weighted average trading price of the Company’s common shares on the TSX (as defined below) is equal to or greater than $13.50 for any twenty (20) consecutive trading days, at which time the Company may accelerate the expiry date of the Warrants by issuing a press release announcing the reduced Warrant term whereupon the Warrants will expire on the 20th calendar day after the date of such press release. In the event that the Company fails to file a registration statement on or before August 31, 2015 per Section 3(g), the expiry of the warrants may not be accelerated until the 15 month anniversary following the Closing Date.

The Underwriters shall have the right to cause the Units to be purchased by the substituted purchasers in place of the Underwriters, and the obligation of the Underwriters to purchase the Units shall be reduced to an amount equal to the number of Units purchased by each substituted purchaser. The Company, the Selling Shareholders and the Underwriters agree that any offers or sales of the Units in the United States will be made by the Underwriters through U.S. Affiliates (as defined below) on a substituted-purchaser basis to Institutional Accredited Investors (as defined in Schedule “C”) pursuant to Rule 506(b) of Regulation D (as defined below) in accordance with the terms of this Agreement, including, Schedule “C” hereto and that the Additional Shares underlying any Units offered or sold in the United States shall be Additional Treasury Shares. The parties hereby make the representations, warranties and covenants set forth in Schedule “C”, and agree that Schedule “C” forms part of this Agreement.

In consideration of the services to be rendered by the Underwriters in connection with the Offering, the Company and the Selling Shareholders shall pay to the Underwriters the Underwriting Commission (as defined below) and the Company shall deliver to the Underwriters the Compensation Options (as defined below) at the Closing Time (as defined below), in accordance with Section 16 of this Agreement (as defined below).

The Underwriters shall be entitled to appoint other registered dealers as selling group members to assist in the Offering and the Underwriters shall determine the remuneration payable to such other dealers, such remuneration to be the sole responsibility of the Underwriters.

1.	Interpretation

Definitions – In addition to the terms previously defined and terms defined elsewhere in this Agreement (including the Schedules hereto), where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“Act” means the Securities Act (Ontario), as amended from time to time;

“Additional Shares” has the meaning ascribed to such term on the first page of this Agreement;

“Additional Treasury Shares” has the meaning ascribed to such term on the first page of this Agreement;

“Agreement” means this agreement resulting from the acceptance by the Company of the offer made by the Underwriters hereby;

“Applicable Anti-Corruption Laws and Regulations” has the meaning ascribed to such term in Section 4(kk) of this Agreement;

“Applicable Laws” means, in relation to any person or persons, the Securities Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority that are applicable to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Business Day” means a day which is not a Saturday, Sunday or statutory or civic holiday in the City of Toronto, Ontario;

IFRS” means International Financial Reporting Standards;

“Closing” means the completion of the issue and sale by the Company and the purchase by the Underwriters of the Units as contemplated by this Agreement and the Subscription Agreements;

“Closing Date” means May 13, 2015 or such other date as the Company, the Selling Shareholders and the Underwriters may agree;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company, the Selling Shareholders and the Underwriters may agree;

“Commission” has the meaning ascribed to such term in Section 16 of this Agreement;

“common shares” means the common shares in the capital of the Company;

“Company” means Nobilis Health Corp., a corporation existing under the laws of the Province of British Columbia, and includes any successor corporation to or of the Company;

“Compensation Option Certificate” means the definitive form of certificate representing the Compensation Options;

“Compensation Options” has the meaning ascribed to such term in Section 16 of this Agreement;

“Compensation Shares” has the meaning ascribed to such term in Section 16 of this Agreement;

“Disclosure Documents” means, collectively, all documents that have been disclosed by or on behalf of the Company to the public and filed in accordance with applicable Securities Laws with the Securities Regulators on SEDAR and EDGAR during the 24 months preceding the date hereof;

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval system;

“Encumbrance” means any charge, mortgage, lien, pledge, claim, restriction, security interest or other encumbrance whether created or arising by agreement, statute or otherwise pursuant to any Applicable Law, attaching to property, interests or rights;

“Environmental Laws” means all applicable federal, provincial, state and local laws, statutes, ordinances, by-laws, regulations, orders, directives and decisions relating to the protection of human health and safety, the environment or the treatment, use, processing, storage, disposal, discharge, transport or handling of hazardous or toxic substances or wastes, pollutants or contaminants;

“Financial Statements” means the audited financial statements of the Company as at and for the years ended December 31, 2014 and 2013, together with the report of Calvetti, Ferguson & Wagner, P.C. on those financial statements, and including the notes with respect to those financial statements;

“Fleming Note” means that certain promissory note made in favour of Northstar Heathcare Subco, LLC by Harry Fleming in the principal amount of $150,000;

“GE Credit Agreement” means the credit agreement dated as of March 31, 2015 by and among the Company, Northstar Heathcare Holdings, Inc., Northstar Healthcare Acquisitions, LLC, the other credit partners named therein, and General Electric Capital Corporation;

“Governmental Authority” means any (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (ii) subdivision, agent, commission, board, or authority of any of the foregoing, or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

“Hazardous Substances” has the meaning ascribed to such term in Section 4(ww) of this Agreement;

“Health Care Programs” means Medicare, Medicaid and any other federal or state funded health care programs;

“including” means including without limitation;

“Intellectual Property” means all intellectual and industrial property which is recognized under the law of any jurisdiction anywhere in the world, whether under common law, by statute or otherwise, including, but not limited to, any intellectual or industrial property included in or covered by an Intellectual Property Registration, including but not limited to, intellectual or industrial property arising out of the following:

(a)

patents granted in any other jurisdiction anywhere in the world, reissues, divisions, continuations, continuations-in-part, re-examinations, renewals and substitutes thereof, foreign counterparts of the foregoing, term restorations or other extensions of the term of any issued or granted patents anywhere in the world and extensions of the monopoly right covering a product or service previously covered by any issued or granted patent anywhere in the world for the limited purpose of extending the holder’s exclusive right to make, use or sell a particular product or service covered by such patent (such as supplemental protection certificates or the like);

(b)

trade names, trademarks, trade secrets, service names, service marks, business names, product names, brands, logos, inventions, industrial design, know-how and other distinctive identifications used in commerce, whether in connection with products or services, and the goodwill associated with any of the foregoing;

(c)	original works of authorship, derivative works and other copyrightable works of any nature, and fixations of any of the foregoing;

(d)	software, databases and fixations thereof;

(e)	uniform resource locators, website addresses, domain names, website content and all fixations thereof; and

(f)	any other intangible property similar to any of the above;

“Intellectual Property Registration” means an application (including provisional applications), certificate, filing, registration or other document seeking or confirming rights in Intellectual Property issued by, filed with or recorded by any Governmental Authority in any jurisdiction anywhere in the world (including, in the case of patent applications, international or multinational applications filed in accordance with Chapter I of the Patent Cooperation Treaty or any other multi-lateral agreement), including any and all amendments to any of the foregoing;

“Leased Premises” means the premises which are used or otherwise occupied by the Company and the Subsidiaries and which the Company and the Subsidiaries use or occupy, as applicable, as tenant, sub-tenant, leasee, sub-leasee or otherwise;

“Lloyd Options” means the 1,048,212 common shares of the Company subject to an option to purchase granted to Chris Lloyd on December 1, 2014 and approved by the TSX pursuant to Rule 613 of the TSX Company Manual;

“Material Adverse Effect” means any event, fact, change, circumstance, development, occurrence or state of affairs which has or could have an effect that is materially adverse to the business, assets (including intangible assets), affairs, operations, liabilities (contingent or otherwise), capital, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries (taken as a whole), whether or not arising in the ordinary course of business;

“Material Agreement” means any material note, indenture, mortgage or other form of indebtedness and any contract, commitment, agreement (written or oral), instrument, lease or other document, including licence agreements and agreements relating to Intellectual Property, to which the Company or its Subsidiaries are a party or otherwise bound and which is material to the Company or its Subsidiaries;

“Material Subsidiaries” means, collectively, all of the entities listed in Schedule “A” hereto and “Material Subsidiary” means any one of them;

“misrepresentation”, “material fact”, “material change”, “subsidiary”, “affiliate”, “associate”, and “distribution” have the respective meanings ascribed thereto in the Act;

“NI 45-102” means National Instrument 45-102 – Resale of Securities, as amended from time to time;

“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions as amended from time to time;

“NYSE” means the NYSE MKT;

“Offering” has the meaning ascribed to such term on the first page of this Agreement;

“Offering Price” has the meaning ascribed to such term on the first page of this Agreement;

“Offered Shares” means, collectively, the Additional Treasury Shares, Secondary Shares and Treasury Unit Shares;

“Owned Intellectual Property” means Intellectual Property (i) created or developed by or on behalf of the Company or (ii) to which the Company has acquired, by purchase, assignment or other transfer, the unconditional, unrestricted, exclusive right to control or prevent any and all use of such Intellectual Property by others without the consent or approval of or payment to, any other person;

“person” means an individual, firm, corporation, syndicate, partnership, trust, association, unincorporated organization, joint venture, investment club, government or agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

“Personnel” has the meaning ascribed to such term in Section 12 of this Agreement;

“Plan” has the meaning ascribed in Section 4(iii) of this Agreement;

“Purchasers” means the persons who, as purchasers, acquire the Units by duly completing, executing and delivering a Subscription Agreement which is accepted by the Company and any other required documentation and the permitted assignees or transferees of such persons from time to time;

“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

“Regulation S” means Regulation S adopted by the SEC under the U. S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“SEDAR” means the system for electronic document analysis and retrieval;

“Secondary Shares” shall have the meaning ascribed to such term on the first page of this Agreement;

“Securities Laws” means, collectively, the applicable securities laws of each of the Selling Jurisdictions, their respective regulations, rulings, rules, orders (including blanket orders and discretionary orders), instruments, fee schedules and prescribed forms thereunder, the applicable policy statements issued by the Securities Regulators or similar authority thereunder and the securities legislation of and policies issued by each other relevant jurisdiction and the rules and policies of the TSX and the NYSE, as well as U.S. federal and state securities laws and the rules and regulations promulgated thereunder;

“Securities Regulators” means the securities commissions or other securities regulatory authorities in all of the Selling Jurisdictions or, as the context may require, any one or more of the Selling Jurisdictions, the SEC and the securities regulators of any applicable state;

“Selling Jurisdictions” means all of the provinces of Canada, to the extent that any Purchasers are resident therein;

“Selling Shareholders” has the meaning ascribed to such term on the first page of this Agreement;

“Share Certificates” has the meaning ascribed to such term in Section 8(f)(viii) of this Agreement;

“Software” means computer code of any type (whether source code or object code) in any programming or mark-up language, underlying any type of computer programming (whether application software, middleware, firm ware or system software) including, but not limited to, applets, assemblers, compilers, design tools, and user interfaces;

“Subscription Agreements” means the subscription agreements in the forms agreed upon by the Underwriters, the Company and the Selling Shareholders pursuant to which the Purchasers agree to subscribe for and purchase the Units herein contemplated and shall include, for greater certainty, all schedules thereto;

“Subsidiaries” means any entity that is a subsidiary of the Company within the meaning of “subsidiary” set forth in section 2(2) of the Business Corporations Act (British Columbia) and includes the subsidiaries of the Company as listed in Schedule “B” of this Agreement, and “Subsidiary” means any one of them;

“Tax Act” has the meaning ascribed to such term in Section 4(iii) of this Agreement;

“Transfer Agent” means CST Trust Company in its capacity as transfer agent and registrar of the common shares at its principal office in the City of Toronto, Ontario;

“Treasury Shares” has the meaning ascribed to such term on the first page of this Agreement;

“Treasury Units” has the meaning ascribed to such term on the first page of this Agreement;

“Treasury Unit Shares” has the meaning ascribed to such term on the first page of this Agreement;

“TSX” means the Toronto Stock Exchange;

“Underlying Shares” means, collectively, the Warrant Shares issuable upon exercise of the Warrants and the Compensation Shares issuable upon exercise of the Compensation Options;

“Underwriters” has the meaning ascribed to such term on the first page of this Agreement;

“Underwriters’ Option” has the meaning ascribed to such term on the first page of this Agreement;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“Units” has the meaning ascribed to such term on the first page of this Agreement;

“U.S. Affiliates” means the United States registered broker-dealer affiliates of the Underwriters;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Investment Company Act” means the United States Investment Company Act of 1940, as amended;

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) of Regulation S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant Agent” means CST Trust Company, in its capacity as warrant agent of the Warrants at its principal office in the City of Toronto, Ontario;

“Warrant Certificates” has the meaning ascribed to such term in Section 8(f)(viii) of this Agreement;

“Warrant Indenture” means the warrant indenture entered into on the Closing Date between the Company and the Warrant Agent governing the Warrants, as amended from time to time;

“Warrants” has the meaning ascribed to such term on the first page of this Agreement; and

“Warrant Shares” has the meaning ascribed to such term on the first page of this Agreement.

Other

(a)

The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(b)

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case and the verb shall be construed as agreeing with the required word and/or pronoun.

(c)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of Canada, unless otherwise specified.

2.	Nature of Transaction

(a)

Sale on Exempt Basis. The Underwriters will have the right to arrange for substituted purchasers to purchase the Units: (i) in the Selling Jurisdictions and the United States on a private placement basis in compliance with Securities Laws such that the offer and sale of the Units does not require the Company to file a prospectus or a registration statement; and (ii) in such other jurisdictions as consented to by the Company on a private placement basis in compliance with all applicable securities laws of such other jurisdictions provided that no prospectus, registration statement or similar document is required to be filed in such jurisdiction and the Company does not thereafter become subject to on-going continuous disclosure obligations in such other jurisdictions.

(b)

Filings. The Company and the Selling Shareholders undertake to file or cause to be filed all forms or undertakings required to be filed by the Company with the Securities Regulators and the TSX and NYSE in connection with the purchase and sale of the Units so that the initial distribution of the Units may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in Canada and the Underwriters undertake to use commercially reasonable best efforts to cause Purchasers of the Units to complete any forms required by the Securities Laws or other applicable securities laws. The Company and the Selling Shareholders shall comply, at their own expense, with all applicable regulatory requirements in connection with the Offering, including the filing of any required reports and the payment of applicable fees relating thereto.

(c)

No Offering Memorandum. None of the Company, the Selling Shareholders or the Underwriters shall (i) provide to prospective purchasers of the Units any document or other material that could constitute an offering memorandum or future oriented financial information within the meaning of Securities Laws in connection with the offer and sale of the Units or (ii) engage in or authorize any form of general solicitation or general advertising in connection with or in respect of the Units in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium or the internet, or, broadcast over radio, television, the internet or any seminar or meeting concerning the offer or sale of the Units whose attendees have been invited by general solicitation or general advertising. For greater certainty, the Underwriters acknowledge that, with respect to any Units that may be offered and sold by the Company in the United States, or to or for the account or benefit of any U.S. Persons or any persons in the United States, the Company intends to rely on the exemption from the registration requirements of the U.S. Securities Act provided by section 4(a)(2) of the U.S. Securities Act and Rule 506(b) of Regulation D, and, accordingly.

(d)

Split of Proceeds. The Company and the Selling Shareholders have agreed to a 50/50 split on the proceeds per Unit, being $4.50 to the Selling Shareholders and $4.50 to the Company, provided that in instances where a Unit is completed with a one-half Additional Treasury Share, rather than a one-half Secondary Share, the Company shall receive the full Offering Price for each such Unit.

3.	Covenants of the Company

The Company hereby covenants to the Underwriters and to the Purchasers and their permitted assigns (such covenants having been incorporated by reference in the Subscription Agreements), and acknowledges that each of them is relying on such covenants, that the Company shall:

(a)

use its commercially reasonable efforts for as long as any of the Warrants remain outstanding to remain a reporting issuer under the Securities Laws in (i) at least one jurisdiction of Canada and (ii) the United States, in each case not in default of any requirement of such Securities Laws provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a “reporting issuer” so long as the holders of common shares, Offered Shares, Warrants, Compensation Options and Underlying Shares receive securities of an entity which is listed on a stock exchange or over-the-counter market or cash or the holders of the common shares have approved the transaction in accordance with the requirements of Applicable Laws;

(b)

allow the Underwriters and their representatives the opportunity to conduct all due diligence into the business and affairs of the Company prior to the Closing Date (including the right to have question and answer sessions with senior management, the auditors, legal counsel, customers, partners and third-party consultants of the Company, which the Company agrees to use its reasonable best efforts to make available) and to provide to the Underwriters and its representatives with reasonable access to the books and records of the Company for this purpose;

(c)

ensure all information and documentation relating to the Company and its affiliates and the Offering provided to the Underwriters, directly or indirectly, orally or in writing, by the Company and its affiliates, in connection with the Underwriters’ engagement hereunder will be true, accurate and complete in all material respects and not misleading in any material respects and will not omit to state any fact or information which would be material to the Underwriters performing the services contemplated herein. The Company will bear sole responsibility for the accuracy and completeness of any disclosure document to be prepared in connection with the Offering;

(d)	at the Underwriters’ request and upon adequate notice, make members of its senior management team and certain of its directors available for meetings with potential investors;

(e)

duly execute and deliver the Subscription Agreements at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company;

(f)	fulfil or cause to be fulfilled, at or prior to the Closing Date, each of the conditions set out in Section 8 of this Agreement;

(g)

file, as promptly as practicable following the completion of the Offering and in any event not later than August 31, 2015, a registration statement with the SEC to register (i) the exercise of Warrants by holders thereof and (ii) resales of the Offered Shares, Warrants and Underlying Shares, in each case under the U.S. Securities Act. In the event that Company fails to file a registration statement on or before August 31, 2015, the expiry of the warrants may not be accelerated until the 15 month anniversary following the Closing Date;

(h)

ensure that the Treasury Shares shall be duly and validly allotted, authorized and issued as fully paid and non-assessable common shares and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

(i)

ensure that the Warrants, upon issuance, shall be duly and validly created, authorized and issued and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Warrant Indenture;

(j)

ensure that the Warrant Shares, shall be duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, shall be issued as fully paid and non-assessable common shares;

(k)

ensure that the Compensation Options, upon issuance, shall be duly and validly created, authorized and issued and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Compensation Option Certificates;

(l)

ensure that the Compensation Shares shall be duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Compensation Options, shall be issued as fully paid and non-assessable common shares;

(m)

ensure that each of the TSX conditional acceptance and the NYSE acceptance for the Offering has been obtained on or prior to the Closing Date and use its commercially reasonable efforts to ensure that the common shares (including the Offered Shares and Warrant Shares (each upon expiry of any statutory hold period and the Compensation Shares) remain listed for trading on the TSX and the NYSE and the Warrants (upon expiry of any statutory hold period) remain listed for trading on the TSX or such other principal stock exchange or over-the-counter market as the common shares may be listed or quoted (as the case may be) for as long as any of the Warrants remain outstanding provided that this covenant shall not prevent the Company from completing any transaction which would result in the common shares ceasing to be listed on the TSX and the NYSE or such other stock exchange or over-the-counter market as the common shares may be listed or quoted (as the case may be) or the Warrants ceasing to be listed on the TSX or such other stock exchange or over-the-counter market as the Warrants may be listed or quoted (as the case may be) so long as the holders of common shares, Offered Shares, Warrants, Compensation Options, and Underlying Shares receive securities of an entity which is listed on a stock exchange or over-the-counter market or cash or the holders of the common shares have approved the transaction in accordance with the requirements of all Applicable Laws;

(n)

not take any action for as long as any of the Warrants remain outstanding which would reasonably be expected to result in the delisting or suspension of its common shares on or from the TSX or the NYSE or of the Warrants on or from the TSX, or such other principal stock exchange or over-the-counter market as the common shares may be listed or quoted (as the case may be), provided that this covenant shall not prevent the Company from completing any transaction which would result in the common shares ceasing to be listed on the TSX or the NYSE or the Warrants ceasing to be listed on the TSX, or such other stock exchange or over-the-counter market as the common shares or Warrants may be listed or quoted (as the case may be) so long as the holders of common shares, Offered Shares, Warrants, Compensation Options and Underlying Shares receive securities of an entity which is listed on a stock exchange or over-the-counter market or cash or the holders of the common shares have approved the transaction in accordance with the requirements of Applicable Laws;

(o)	not, at any time prior to the closing of the Offering, halt the trading of the common shares on the TSX or the NYSE, without the prior consent of the Underwriters, acting reasonably;

(p)

not, directly or indirectly, without the prior written consent of the Underwriters, such consent not to be unreasonably withheld: (a) issue, offer, sell, contract to sell, secure, pledge, grant any option, right or warrant to purchase or otherwise lend, transfer or dispose of (or announce any intention to do so) any securities of the Company; or make any short sale, engage in any hedging transactions, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common shares of the Company, whether any such transaction described in this Section 3(p) is to be settled by delivery of common shares of the Company, other securities, cash or otherwise, or make any announcement with respect to the foregoing for a period commencing on the date hereof and ending on the earlier of the termination of this Agreement in accordance with its terms and 120 days following the completion of the Offering, except securities issued: (i) in connection with incentive stock options granted to directors, officers, employees and consultants of the Company and shares issued upon their exercise pursuant to the Company’s stock option plan in effect on the date hereof; (ii) pursuant to the exercise of convertible securities, including convertible debt, options or warrants outstanding at the date hereof; (iii) in connection with any acquisition(s) to an acquisition target as full or partial consideration by the Company or one of its Subsidiaries; or (iv) pursuant to the Offering.

(q)

execute and file with the Securities Regulators all forms, notices and certificates required to be filed pursuant to the Securities Laws in the time required by the applicable Securities Laws, including, for greater certainty, all forms, notices and certificates set forth in the opinions delivered to the Underwriters pursuant to Section 8 of this Agreement required to be filed by the Company and, for as long as any of the Offered Shares or Warrants remain outstanding, to comply with all applicable continuous disclosure obligations under the Act, including but not limited to filing all required financial statements;

(r)	prior to the Closing Time, the Company will have duly appointed CST Trust Company as the Warrant Agent in respect of the Warrants; and

(s)	use the net proceeds from the treasury portion of the Offering for funding of potential acquisitions and general working capital.

4.	Representations, Warranties and Covenants of the Company

The Company represents and warrants as of the date of this Agreement to the Underwriters and to the Purchasers (such representations and warranties having been incorporated by reference in the Subscription Agreements), and acknowledges that each of them is relying upon such representations and warranties, that:

General Matters

(a)

Good Standing, Capacity and Corporate Power of the Company. The Company: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization, and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted, to issue and sell the Treasury Units and to execute, deliver and perform its obligations under this Agreement, the Warrant Indenture, the Compensation Option Certificates and the Subscription Agreements and to carry out the transactions contemplated therein; and (ii) where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases property, or conducts any business unless, in each case, the failure to so qualify in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect;

(b)

Subsidiaries. Other than the Subsidiaries, the Company has no subsidiaries and no investment in any person, which is or would be material to the business and affairs of the Company. The Material Subsidiaries are the only subsidiaries of the Company that are material to the Company (taken as a whole), including with respect to the generation of revenues and the ownership of Intellectual Property. All of the issued and outstanding shares in the capital of the Subsidiaries have been duly authorized and validly issued, are fully paid and the Company is the direct or indirect registered and beneficial owner of such percentage of outstanding shares of each Subsidiary as indicated in Schedule “B”, in each case free and clear of all Encumbrances or adverse interests whatsoever, and no person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or any Subsidiary of any of the shares or other securities of any Subsidiary and none of the outstanding securities of the Subsidiaries were issued in violation of the pre-emptive or similar rights of any security holder of such subsidiary;

(c)

Good Standing, Capacity and Corporate Power of the Subsidiaries. Each Material Subsidiary: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted and to carry out the provisions hereof; and (ii) where required, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business and is not precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement or document and is current and up-to-date with all material filings required to be made;

(d)

Dissolution or Liquidation. No proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or any of the Material Subsidiaries;

(e)

Authorized Capital. The authorized capital of the Company consists of an unlimited number of common shares, of which as at the date hereof, 62,166,533 common shares are issued and outstanding as fully paid and non-assessable;

(f)

Convertible Securities. As of the date hereof and other than pursuant to the provisions of this Agreement, there are: (i) outstanding incentive stock options exercisable for an aggregate of 2,825,661 common shares, (ii) outstanding common share purchase warrants exercisable for an aggregate of 848,023 common shares, (iii) outstanding restricted share units exercisable for an aggregate of 4,650,000 common shares, (iv) 4,666,666 common shares issuable pursuant to the Membership Interest Purchase Agreement dated November 26, 2014 in respect of the acquisition of Athas Health LLC, and (v) the Lloyd Options; no person, firm, corporation or other entity holds any securities convertible or exchangeable into securities of the Company or has any agreement, warrant, option, right or privilege (whether at law, pre-emptive or contractual) being or capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities (including convertible securities) or warrants of the Company;

(g)

Voting Control. The Company and the Subsidiaries are not party to any agreement, nor is the Company or the Subsidiaries aware of any agreement, which in any manner affects the voting control of any of the securities of the Company or the Subsidiaries;

(h)

Shareholders Rights Plan. The Company does not have in place a shareholder rights protection plan and neither the Company, nor to the Company’s knowledge, any of its shareholders is a party to any shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Company;

(i)

Minute Books and Records. The minute books and records of each of the Company and the Material Subsidiaries made available to counsel for the Underwriters in connection with its due diligence investigation of the Company and the Material Subsidiaries for the periods from its date of incorporation to the date of examination thereof are all of the minute books and material records of the Company and the Material Subsidiaries and contain copies of all material proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committees of the board of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records;

(j)

Governmental Licences. (A) the Company and each of the Subsidiaries possesses such permits, certificates, licences, approvals, registrations, qualifications, consents and other authorizations (collectively, “Governmental Licences”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it in all jurisdictions in which it carries on business, that are material to the conduct of the business of the Company and the Subsidiaries (as such business is currently conducted); (B) the Company and each Subsidiary is in material compliance with the terms and conditions of all such Governmental Licences; (C) all of such Governmental Licences are in good standing, valid and in full force and effect; (D) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation, suspension, termination or modification of any such Governmental Licences, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification or termination of any Governmental Licenses held by others, known to the Company, that could lead to the revocation, suspension, modification or termination of any such Governmental License; (E) neither the Company nor any Subsidiary is in material default with respect to filings to be effected or conditions to be fulfilled in order to maintain such Governmental Licenses in good standing; (F) none of such Governmental Licenses contains any term, provision, condition or limitation which has or would reasonably be expected to affect or restrict in any material respect the operations or the business of the Company or any Subsidiary as now carried on or proposed to be carried on; and (G) neither the Company nor any Subsidiary has reason to believe that any party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing or revoking the same;

(k)

Conducting Business in Compliance. The Company and each Subsidiary (i) have each conducted and are each conducting their business in compliance in all material respects with all Applicable Laws of each jurisdiction in which its business is carried on or in which its services are provided and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Applicable Laws, (ii) are not in breach or violation of any judgment, order or decree of any Governmental Authority or court having jurisdiction over the Company or any Subsidiary, as applicable, and (iii) hold all, and are not in breach of any, Governmental Licences that enable its business to be carried on as now conducted;

(l)

Pending Changes to Applicable Law. Except for information in the public domain relating to the regulatory regime governing the healthcare industry in the United States, the Company and the Subsidiaries are not aware of any pending change or contemplated change to any Applicable Law or regulation or governmental position that would materially affect the business of the Company or the Subsidiaries or the business or legal environment under which the Company or the Subsidiaries operate;

(m)

Reporting Issuer Status and Registrant Status. The Company is a “reporting issuer”, or the equivalent thereof, in each of the provinces and territories of Canada and is not included on a list of defaulting reporting issuers maintained by any of the Securities Regulators. The Company’s common shares are registered under Section 12(b) of the U.S. Exchange Act and the Company is subject to the periodic reporting requirements of the U.S. Exchange Act, and no stop orders with respect to any of the Company’s securities are outstanding, pending or, to the knowledge of the Company, threatened. The Company is not currently in default of any requirement of the Securities Laws of such jurisdictions in any material respect and in particular, without limiting the foregoing, the Company has at all times complied with its obligations to make timely disclosure of all material changes and material facts relating to it and there is no material change or material fact relating to the Company or the Subsidiaries which has occurred and with respect to which the requisite news release has not been disseminated and/or material change report, as applicable, has not been filed with the Securities Regulators in any of the provinces or territories of Canada or in the United States. All filings and fees required to be made and paid by the Company and the Subsidiaries pursuant to all Applicable Laws have been made and paid.

(n)

Continuous Disclosure. The Company is in compliance in all material respects with its timely disclosure obligations under Securities Laws and, without limiting the generality of the foregoing since December 31, 2014, there has not occurred a Material Adverse Effect which has not been publicly disclosed. All information which has been prepared by the Company relating to the Company and the Subsidiaries and their respective business, property and liabilities and either publicly disclosed (including each Disclosure Document required to be filed on SEDAR pursuant to continuous and timely disclosure requirements under applicable Securities Laws) or provided to the Underwriters (including all financial, marketing, sales and operational information provided to the Underwriters), is as of the date of such information, true and correct in all material respects, does not contain any misrepresentations and no material facts or facts have been omitted therefrom which would make such information misleading and the Company is not aware of any circumstances presently existing under which a material liability is or could reasonably be expected to be incurred under secondary market liability disclosure provisions under Securities Laws. The Company has not filed any confidential material change reports with any of the Securities Regulators that is still maintained on a confidential basis;

(o)

Forward-looking Information. All forward-looking information and statements of the Company contained in the Disclosure Documents, including any forecasts and estimates, expressions of opinion, intention and expectation have been based on assumptions that are reasonable in the circumstances, complies in all material respects with Securities Laws, and the Company has updated such forward-looking information and statements as required by and in compliance with Securities Laws;

(p)

Adverse Material Change. There has been no adverse material change to the Company or the Subsidiaries (actual or proposed, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (absolute, accrued, contingent or otherwise) or capital stock or long term debt of the Company or the Subsidiaries on a consolidated basis since December 31, 2014 which has not been generally disclosed to the public and, in all material respects, the business of the Company and the Subsidiaries have been carried on in the usual and ordinary course consistent with past practice since December 31, 2014 to the extent that such past practice is consistent with the current business direction of the Company and the Subsidiaries;

(q)

Freedom to Compete and Move Assets. Other than as set out in the GE Credit Agreement, the Company and the Material Subsidiaries are not a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or the Material Subsidiaries to compete in any line of business, transfer or, move any of its assets or operations or which has or could reasonably be expected to have a Material Adverse Effect;

(r)

Material Agreements. All of the Material Agreements of the Company and of the Subsidiaries have been disclosed in the Disclosure Documents and each Material Agreement is legal, valid, binding and in full force and effect and is enforceable by the Company or the Subsidiary, as applicable, in accordance with its terms subject to customary qualifications, including that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity and contribution may be limited by Applicable Law. Neither the Company nor the Subsidiaries, nor to the knowledge of the Company, any other person, is in default in the observance or performance of any term, covenant or obligation to be performed by it under any Material Agreement which would have a Material Adverse Effect and no event has occurred which with notice or lapse of time or both would constitute such a default and all such contracts, agreements and arrangements are in good standing. None of the Company or any of the Subsidiaries has received any notice (whether written or oral), that any party to a Material Agreement intends to cancel, terminate or otherwise modify or not renew its relationship with the Company or with any of the Subsidiaries, which would have a Material Adverse Effect and, to the knowledge of the Company, no such action has been threatened;

(s)

Ownership Interests. Other than as set out in the GE Credit Agreement, the Company and each Subsidiary is the absolute legal and beneficial owner, and has good and valid title to, all of the material property or assets thereof as described in the Disclosure Documents free and clear of all Encumbrances and defects of title except Encumbrances filed in the ordinary course or such as are not material, individually or in the aggregate, to the Company or any Subsidiary, and (A) no other material property or assets are necessary for the conduct of the business of the Company or any Subsidiary as currently conducted, (B) the Company has no knowledge of any claim or the basis for any claim that might or could materially and adversely affect the right of the Company or any Subsidiary to use, transfer or otherwise exploit such property or assets, and (C) other than pursuant to this Agreement, neither the Company nor the Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(t)	Purchases and Sales. None of the Company or any of the Subsidiaries has approved, has entered into any agreement in respect of, or has any knowledge of:

(i)

the purchase of any of its business assets or any interest therein, or the sale, transfer or other disposition of any of its business assets or any interest therein currently owned, directly or indirectly, by the Company or the Subsidiaries whether by asset sale, transfer of shares, or otherwise;

(ii)	the change of control (by sale or transfer of common shares or sale of all or substantially all of the assets of the Company or the Subsidiaries or otherwise) of the Company or the Subsidiaries; or

(iii)

a proposed or planned disposition of common shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding common shares or common shares of the Subsidiaries, other than the proposed disposition of common shares by the Selling Shareholders pursuant to this Agreement;

(u)

Real and Leased Property. The Company owns no real property. With respect to each of the Leased Premises, the Company and the Subsidiaries occupy the Leased Premises, have the right to occupy and use the Leased Premises and each of the leases pursuant to which the Company and the Subsidiaries occupy the Leased Premises is in good standing in all material respects and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the Subscription Agreements, and the completion of the transactions described herein by the Company and the Subsidiaries, will not afford any of the parties to such leases or any other person the right to terminate such lease or the Company’s or any of the Subsidiaries’ right to occupy and use the Leased Premises or, result in any additional or more onerous obligations under such leases. Neither the Company nor any of the Subsidiaries has received any notice or other communication from the owner or manager of any of the Leased Premises that the Company or any of the Subsidiaries is not in compliance with any term or condition of any such real property lease, and to the best knowledge of the Company no notice or other communication is pending or has been threatened;

(v)

Financial Statements. The Financial Statements: (i) have been prepared in accordance with Securities Laws and IFRS or U.S. GAAP, as applicable, applied on a consistent basis throughout the periods referred to therein, except as otherwise disclosed therein; and (ii) present fairly, in all material respects, the financial position and condition of the Company and the Subsidiaries on a consolidated basis as at the dates thereof and the results of its operations and the changes in its shareholder’s equity and cash flows for the periods then ended, and do not contain a misrepresentation;

(w)

Off-Balance Sheet Transactions. There are no off-balance sheet transactions, arrangements, obligations or liabilities of the Company or its Subsidiaries whether direct, indirect, absolute, contingent or otherwise which are required to be disclosed and are not disclosed or reflected in the Financial Statements;

(x)

Accounting Policies. There has been no change in accounting policies or practices of the Company or its subsidiaries since December 31, 2014, other than the adoption of certain additional IFRS measures as disclosed in the Financial Statements;

(y)

Accounting Controls. The Company has established and maintains a system of disclosure controls and procedures that are designed to provide reasonable assurance that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted by it under Securities Laws is recorded, processed, summarized and reported within the time periods specified in Securities Laws. Such disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted under Securities Laws is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. The Company and the Subsidiaries maintain, and will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS or U.S. GAAP, as applicable, and to maintain asset accountability; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. To the knowledge of the Company, there is no material weakness relating to the design, implementation or maintenance of its internal control over financial reporting, or fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company. To the knowledge of the Company, none of the Company, any of its Subsidiaries, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion, or claim, whether written or oral, regarding accounting, internal accounting controls or auditing matters, including any material complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, or any expression of concern from its employees regarding questionable accounting or auditing matters;

(z)	Audit Committee’s Responsibilities. The audit committee’s responsibilities comply with National Instrument 52-110 - Audit Committees;

(aa)

Independent Accountants. The auditors who audited the annual Financial Statements of the Company and who provided their audit report thereon are a participating audit firm within the meaning of applicable Securities Laws and are independent pursuant to the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario and the requirements of the Public Company Accounting Oversight Board;

(bb)

Reportable Event. There has not been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with the present or former auditors of the Company and the auditors of the Company have not provided any material comments or recommendations to the Company regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Company;

(cc)

Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and the Company has no reason to believe that it will not be able to renew the existing insurance coverage of the Company and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, and such coverage is in full force and effect, and the Company and the Subsidiaries have not breached the terms of any policies in respect thereof or failed to promptly give any notice or present any material claim thereunder;

(dd)

Taxes. The Company and each Subsidiary has duly and on a timely basis filed all foreign, federal, state, provincial and municipal tax returns required to be filed by it, has paid all taxes due and payable by the Company and the Subsidiaries, respectively, and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any Governmental Authority to be due and owing, except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Company or by any Subsidiary; there are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary in respect of taxes, governmental charges or assessments; and there are no matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by any such authority. The Company and each of the Subsidiaries have established on their books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or any of the Subsidiaries, and, to the knowledge of the Company, there are no audits pending of the tax returns of the Company or any of the Subsidiaries (whether federal, state, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any Governmental Authority of any deficiency that could, individually or in the aggregate, result in a Material Adverse Effect;

(ee)

Dividends. During the previous 12 months, the Company has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its common shares or securities or agreed to do any of the foregoing. There is not, in the constating documents, articles or in any Material Agreement or other instrument or document to which the Company or the Subsidiaries is a party, any restriction upon or impediment to, the declaration or payment of dividends by the directors of the Company or the payment of dividends by the Company to the holders of its common shares;

(ff)

Insider Interest in Transactions. None of the directors, executive officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding common shares of the Company or securities exchangeable for more than 10% of any class of securities of the Company, or any known associate or affiliate of any such person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Company which, as the case may be, materially affects, is material to or will materially affect the Company and its Subsidiaries (taken as a whole). Other than the Fleming note, the Company and the Subsidiaries do not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is defined in the Tax Act;

(gg)

Directors and Officers. To the best of the Company’s knowledge, none of the directors or officers of the Company are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(hh)

Litigation. None of the Company or any Subsidiary has been served with or otherwise received notice of any legal or governmental proceedings or investigations and there are no legal or governmental proceedings or investigations (whether or not purportedly on behalf of the Company) pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement and except for a claim from the Company’s former Chief Marketing Officer for approximately $676,500 plus 1,000,000 common shares, no such proceedings have been threatened or contemplated by any Governmental Authority or any other parties. There are no judgments against the Company or the Subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Company or the Subsidiaries is subject;

(ii)

Cease Trade Order. The issued and outstanding common shares are listed and posted for trading on the TSX and the NYSE, the Company has applied to list the Offered Shares, Underlying Shares and the Warrants on the TSX and received approval to list the Offered Shares, Underlying Shares and the Warrants on the NYSE and no order ceasing or suspending trading in any securities of the Company or the trading of any of the Company’s issued securities is currently outstanding and no proceedings for such purpose are threatened, or to the knowledge of the Company, pending;

(jj)

Delisting. Neither the Company nor the Subsidiaries have taken any action which would be reasonably expected to result in the delisting or suspension of the common shares on or from the TSX or the NYSE and the Company is currently in material compliance with the rules and regulations of the TSX and the NYSE;

(kk)

Bribery. The Company, its Subsidiaries and each of their directors and officers are familiar with anti-bribery and anti-corruption laws and regulations applicable in any jurisdiction in which they are located or conducting business (collectively “Applicable Anti-Corruption Laws and Regulations”). The Company, its Subsidiaries, and to the knowledge of the Company, its directors, officers, employees, consultants, representatives and agents of the foregoing as it relates to the Company: (a) have conducted all transactions, negotiations, discussions and dealings in full compliance with Applicable Anti-Corruption Laws and Regulations; and (b) have not made any offer, payment, promise to pay, or authorization of payment of money or anything of value to any government official, or any other person while having reasonable grounds to believe that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a government official, for the purpose of (i) assisting the parties in obtaining, retaining or directing business; (ii) influencing any act or decision of a government official in his, her or its official capacity; (iii) inducing a government official to do or omit to do any act in violation of his, her or its lawful duty, or to use his, her or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or department, agency, instrumentality or entity thereof; or (iv) securing any improper advantage. The Company, its Subsidiaries, and to the knowledge of the Company, its directors, officers, employees, consultants, representatives and agents of the foregoing as it relates to the Company: (a) have not entered into any healthcare reimbursement fee-splitting arrangement with any actual or potential patient, health care provider, business partner, governmental employee or other person in a position to assist or hinder the Company and/or the Subsidiaries in violation of Applicable Law; (b) have not (i) made any payment for, or agreed to make any payment for, any goods, services, or property in excess of fair market value; (ii) made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment under any Health Care Program; (iii) made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under any Health Care Program; (iv) presented or caused to be presented a claim for reimbursement for services under any Health Care Program that is for an item or service that is known or should be known to be: (I) not provided as claimed, (II) not provided in accordance with Applicable Law, or (III) false or fraudulent; (v) failed to disclose knowledge of the occurrence of any event materially affecting the initial or continued right to any benefit or payment under any Health Care Program; (vi) offered, paid, solicited, or received any remuneration (including any kickback, bribe or rebate), overtly or covertly, in cash or in kind: (I) in return for referring an individual to the Company or any Subsidiary for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Health Care Programs or third-party payer, or (II) in return for purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by any Health Care Program or any third-party payer, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiaries nor to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of foregoing, has (a) conducted or initiated any review, audit, or internal investigation that concluded the Company, a Subsidiary or any director, officer, employee, consultant, representative or agent of the foregoing violated such laws or committed any material wrongdoing, or (b) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any person alleging non-compliance with any such laws;

(ll)

Previous Acquisitions. All previous acquisitions completed by the Company or any of the Subsidiaries of any securities, businesses, assets or products of any other entity have been fully and properly disclosed in the Disclosure Documents, were completed in compliance with all applicable corporate and securities laws and all necessary corporate and regulatory approvals, consents, authorizations, registrations, and filings required in connection therewith were obtained and complied with; the Company or the Subsidiaries, as the case may be, conducted all due diligence procedures in connection with such previous acquisitions as are standard and customary for transactions of such nature;

(mm)

Operations of Business and Title to Business Assets. All material activities conducted by the Company and/or its Subsidiaries are truly and accurately described, in all material respects, in the Disclosure Documents and comprise all of the material business activities of the Company and the Subsidiaries, on a consolidated basis. The Company and the Subsidiaries have good, valid and marketable title to and have all necessary rights in respect of all of their business assets as owned, leased, licensed, loaned, operated or used by them or others in the operation of the business, or over which they have rights, free and clear of liens, and no other rights or business assets are necessary for the conduct of the business of the Company or the Subsidiaries as currently conducted or as proposed to be conducted except for Encumbrances on property or assets leased by the Company or its Subsidiaries;

(nn)

Business Operations. To the knowledge of the Company: (i) all material agreements with third parties (including all physicians, suppliers or vendors) for the provision/supply or sale of services, products, equipment or technologies in connection with the business of the Company and the Subsidiaries have been entered into and are being performed in compliance with their terms; and (ii) the Company and its Subsidiaries have all necessary access to the requisite service providers, supplies and equipment to conduct their business as currently conducted or proposed to be conducted;

(oo)

Business Relationships. There exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any material adverse modification or material change in, the business relationship of the Company or the Subsidiaries, with any physician, supplier or vendor, or any group of physicians, suppliers or vendors whose business with or whose inventories or purchases provided to the business of the Company or the Subsidiaries are individually or in the aggregate material to the assets, business, properties, operations or financial condition of the Company or the Subsidiaries. All such business relationships are intact and mutually cooperative, and there exists no condition or state of fact or circumstances that would prevent the Company or the Subsidiaries from conducting such business with any such physician, supplier or vendor, or group of physicians, suppliers or vendors in the same manner in all material respects as currently conducted or proposed to be conducted;

(pp)	The Health Care Programs and Third-Party Payers.

(i)

The Company and each Subsidiary has complied with all laws, rules, regulations, standards, policies and procedures of the Health Care Programs applicable to the Company and the Subsidiaries, and have filed all claims, invoices, returns, cost reports and other forms (including, but not limited to all enrolment forms, CMS- 855 forms and other documentation required to participate in any Health Care Program or with any other third-party payer), the use of which is required or permitted by such Health Care Programs, in the form and manner, together with all supporting documentation, prescribed by such Health Care Programs, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii)

All claims, returns, invoices, and other forms and documentation submitted by the Company or any Subsidiary to any Health Care Program or to any other public or private third-party payer since the inception of the business of the Company and the Subsidiaries have been true, complete, correct and accurate in all material respects. No deficiency in any such claims, returns, invoices, and other filings, including claims for overpayments or deficiencies for late filings, has been asserted or threatened by any federal or state agency or instrumentality or other carrier or intermediary relating to Medicare or Medicaid claims or by any other public or private third-party payer.

(iii)

Neither the Company nor any Subsidiary has been subject to any audit relating to fraudulent Medicare or Medicaid procedures or practices. Neither the Company nor any Subsidiary has received a written inquiry from any Governmental Authority or any Health Care Program or from any agent of such Health Care Program, including, without limitation, the Centers for Medicare and Medicaid Services (“CMS”), the Department of Health and Human Services (“HHS”), the Department of Justice (“DOJ”), the Department of Health and Human Services Office of Inspector General (“OIG”), the Drug Enforcement Administration (“DEA”), Medicare Administrative Contractors, state Attorneys General, state Medicaid Fraud Control Units, other state agencies, or other bodies that regulate the Company’s and Subsidiaries’ businesses and operations, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iv)

To the knowledge of the Company, there is no basis for any claim or request for recoupment or reimbursement from the Company or any Subsidiary by, or for reimbursement by the Company or any Subsidiary of, and neither the Company nor any Subsidiary has received any overpayments from, any federal or state agency or instrumentality or other carrier or intermediary relating to Medicare or Medicaid claims or any other Health Care Program or any other public or private third-party payer, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)

The Company and each Subsidiary, as applicable, has routinely collected all co- payments, coinsurance and deductibles from patients in accordance with all laws, rules, regulations, standards, policies and procedures of the Health Care Programs and of the applicable public or private third-party payer, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For each patient, the Company and each Subsidiary, as applicable, has maintained complete and accurate clinical documentation of the medical necessity of all services and supplies provided by the Company or Subsidiary to such patient, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For each patient, the Company or Subsidiary, as applicable, has maintained complete and accurate financial and other documentation required for billing Health Care Programs or any other public or private third-party payer, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(vi)

To the knowledge of the Company, neither the Company nor any Subsidiary has employed or contracted with any person sanctioned or excluded from participation with any Health Care Program or debarred from contracting with any federal or state agency. The Company and each Subsidiary checks on an annual basis all employees and contractors against the OIG’s List of Excluded Individuals/Entities and the General Services Administration’s Excluded Parties List System.

(qq)

Patient Privacy. The Company and each Subsidiary has at all times complied with all applicable federal, state and local laws and regulations regarding the confidentiality and security of health related information, including, but not limited to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as it may be amended from time to time, and the Health Information Technology for Economic and Clinical Health Act, as incorporated in the American Recovery and Reinvestment Act of 2009 and as it may be amended (the “HITECH Act”), and the requirements of all regulations promulgated pursuant to HIPAA and the HITECH Act, including without limitation the regulations codified at 45 CFR Parts 160 and 164. Neither the Company nor any Subsidiary has experienced a breach of state or federal privacy or security laws or regulations.

(rr)

Intellectual Property Rights. The Company and the Subsidiaries own all right, title and interest in and with respect to all Owned Intellectual Property, being all the material Intellectual Property that is used by the Company or the Subsidiaries in connection with their businesses and operations as presently conducted or proposed to be conducted, free and clear of any Encumbrances, and the Owned Intellectual Property is fully transferable, alienable and licensable without restriction. The Intellectual Property used in the business of the Company and its Subsidiaries is valid and enforceable and the Company and/or the Subsidiaries have not received any notice, claim, threats or allegation from any person for any violation or infringement by the Company and/or the Subsidiaries of any rights with respect to any Intellectual Property or questioning the right of the Company and/or the Subsidiaries to unconditionally use, possess, transfer, convey, distribute or otherwise dispose of any (i) technology, (ii) Owned Intellectual Property, or (iii) licensed Intellectual Property used or distributed by the Company and/or the Subsidiaries. The Company’s and the Subsidiaries’ use of the Intellectual Property used in the business of the Company and/or its Subsidiaries, past and present, has not and does not violate or constitute a breach of any agreement, obligation, promise or commitment by which the Company and/or the Subsidiaries may be bound or constitute a violation of any laws, regulations, ordinances, codes or statutes in any jurisdiction;

(ss)

Employment. The Company and the Subsidiaries are in material compliance with all laws respecting employment and employment practices, terms and conditions of employment, occupational health and safety, pay equity and wages. All material employee plans have been maintained in compliance with their terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such employee plans, in each case in all material respects and have been publicly disclosed to the extent required by Securities Laws and all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company and/or the Subsidiaries, as applicable;

(tt)

Labour Disruption. There is not currently any labour disruption, conflict, slowdown, stoppage, complaint or grievance threatened or, to the knowledge of the Company, pending against the Company or the Subsidiaries which is adversely affecting or could adversely affect, in a material manner, the carrying on of the business of the Company and the Subsidiaries, on a consolidated basis; and no union representation question exists respecting the employees of the Company and no collective bargaining agreement is in place or currently being negotiated by the Company;

(uu)

Employee Benefit Plans. Each of the Company and the Subsidiaries has satisfied all obligations under, and there are no outstanding defaults or violations with respect to, and no taxes, penalties, or fees are owing or exigible under or in respect of, any employee benefit, incentive, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, arrangements or practices relating to the current or former employees, officers or directors of the Company or any of the Subsidiaries maintained, sponsored or funded by them, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered and all contributions or premiums required to be paid thereunder have been made in a timely fashion and any such plan or arrangement which is a funded plan or arrangement is fully funded on an ongoing and termination basis;

(vv)

Environmental Claims. There have been no past, and to the knowledge of the Company there are no pending or threatened claims, complaints, notices or requests for information received by the Company or the Subsidiaries with respect to any alleged violation of any Environmental Law; no conditions exist at, on or under any property now or previously owned, operated or leased by the Company or the Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, individually or in the aggregate, has or may reasonably be expected to have, a Material Adverse Effect. There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company or the Subsidiaries, nor has the Company or the Subsidiaries received notice of any of the same;

(ww)

Hazardous Substances. Except in compliance with Applicable Laws, neither the Company nor any Subsidiary has used any of its property or facilities to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (“Hazardous Substances”) in a manner that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except in compliance with Applicable Laws, neither the Company nor any Subsidiary has caused or permitted the release, in any manner whatsoever, of any Hazardous Substances on or from any of its properties or assets or any such release on or from a facility owned or operated by third parties but with respect to which the Company or a Subsidiary is or may reasonably be alleged to have material liability or has received any notice that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Applicable Laws, statutes, ordinances, by-laws, regulations or any orders, directions or decisions rendered by any ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to or dealing with Hazardous Substances in a manner that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xx)

Compliance with Industry Standards. To the knowledge of the Company, all services provided to customers, in whole or in part, by the Company or any Subsidiary are provided in full compliance with and meet industry specific standards set by all organizations which pertain to the business of the Company and each Subsidiary and the Company’s and each Subsidiary’s services have met and satisfied, and continue to meet and satisfy, all safety standards necessary to permit the sale of the Company’s and each Subsidiary’s services where they are currently sold;

(yy)

Not Registered as an Investment Company. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof, will not be registered or required to be registered as an “investment company”, as such term is defined in the U.S. Investment Company Act;

Matters Related to the Offering

(zz)

Breach or Violation. The execution and delivery of each of this Agreement, the Subscription Agreements, the Warrant Indenture, the Share Certificates, the Warrant Certificates and the Compensation Options Certificates, the performance by the Company of its obligations hereunder or thereunder and the issuance, sale and delivery of the Offered Shares, Warrants and Compensation Options and the issuance and delivery of the Underlying Shares, do not and will not:

(i)

require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange, Securities Regulator or other third-party, except such as have been obtained or such as may be required (and shall be obtained by the Company prior to the Closing Time) under Securities Laws or stock exchange regulations;

(ii)

result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

(A)

any of the terms, conditions or provisions of the articles, by laws or resolutions of the shareholders, directors or any committee of directors of the Company or any Subsidiary or any Material Agreement to which the

Company or any Subsidiary is a party or by which it or they are contractually bound; or

(B)

any statute, rule, regulation or law applicable to the Company or any Subsidiary, including, without limitation, the Securities Laws, or any judgment, order or decree of any Governmental Authority or court having jurisdiction over the Company; or

(iii)

affect the rights, duties and obligations of any parties to any Material Agreement to which the Company or any Subsidiary is a party, nor give a party the right to terminate any such Material Agreement by virtue of the application of terms, provisions or conditions in such Material Agreement;

(aaa)

Validity and Enforceability. This Agreement, the Subscription Agreements, the Warrant Indenture, the Share Certificates, the Warrant Certificates and the Compensation Option Certificates and the performance of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of the Company, have been executed and delivered by the Company and constitute valid and binding obligations of the Company and each are enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law;

(bbb)

Treasury Units and Compensation Options. All necessary corporate action has been taken by the Company to: (i) authorize and reserve for issuance the Treasury Shares and when certificates representing the Treasury Shares have been issued, delivered and paid for, the Treasury Shares will be validly issued as fully paid and non-assessable common shares and the Treasury Shares, upon issuance, will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company; (ii) validly create, authorize and issue the Warrants on the Closing Date; (iii) authorize and reserve for issuance the Warrant Shares as fully paid and non-assessable common shares upon the due exercise of the Warrants in accordance with the terms of the Warrants; (iv) validly create, authorize and issue the Compensation Options on the Closing Date; (v) authorize and reserve for issuance the Compensation Shares as fully paid and non-assessable common shares upon the due exercise of the Compensation Options in accordance with the terms of the Compensation Options;

(ccc)

Approvals, Permits, Authorizations. Other than customary post-closing filings required by Securities Laws, all consents, approvals, permits, authorizations or filings as may be required for the execution and delivery of this Agreement, the Subscription Agreements, the Warrant Indenture, the Share Certificates, the Warrant Certificates and the Compensation Option Certificates and the issuance of the Offered Shares, the Warrants, the Compensation Options and the reservation for issuance of the Underlying Shares and the completion of the transactions contemplated hereby and thereby, have been made or obtained, as applicable;

(ddd)

Form of Certificates. The forms and terms of the certificates representing the Offered Shares, Warrants and Compensation Options have been approved and adopted by the board of directors of the Company and the form and terms of the certificates representing the Offered Shares, Warrants and Compensation Options do not and will not conflict with any Applicable Law;

s- 27 -

(eee)	Transfer Agent. The Transfer Agent, at its principal offices in the City of Toronto, Ontario has been duly appointed as transfer agent and registrar in respect of the common shares;

(fff)	Warrant Agent. The Warrant Agent, at its offices in Toronto, Ontario has been duly appointed as the warrant agent for the Warrants;

(ggg)

Fees and Commissions. Other than the Underwriters (or any members of the selling group) pursuant to this Agreement, there are no persons acting on behalf of the Company, or to the knowledge of the Company, purporting to act at the request or on behalf of the Company, that are entitled to any brokerage or finder’s fee in connection with the Offering or the transactions contemplated by this Agreement;

(hhh)

Demand to Proceeds. Other than the Company and the Selling Shareholders, there is no person that is or will be entitled to demand the proceeds of this Offering under the terms of any Material Agreement or otherwise; and

(iii)

Eligibility. Based on the provisions of the Income Tax Act (Canada) and the regulations thereunder (together, the “Tax Act”) in force on the date hereof and proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, provided that the Offered Shares are listed on a designated stock exchange (which includes the TSX and the NYSE) or the Company is a “public corporation” (as defined in the Tax Act), the Offered Shares, Warrants and Warrant Shares, will be qualified investments for the purposes of the Tax Act at the time of their acquisition under the Offering for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts (each, a “Plan”), each as defined in the Tax Act, provided further, in the case of the Warrants, that each person who is an annuitant, a beneficiary, a holder, an employer or a subscriber, as applicable, under a Plan deals at arm’s length (within the meaning of the Tax Act) with the Company and, with respect to a deferred profit sharing plan, the Company is not an employer in respect of such deferred profit sharing plan.

5.	Representations, Warranties and Covenants of the Selling Shareholders

The Selling Shareholders, severally and not jointly nor jointly and severally, represent and warrant to the Underwriters, and acknowledge that the Underwriters are relying on such representations and warranties in purchasing the Secondary Shares, that:

(a)

Power and Authority. Such Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the sale and delivery of the Secondary Shares to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder do not and will not, whether with or without the giving of notice of the passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance on the Secondary Shares to be sold by such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of any applicable treaty, law, statute, rule, regulation, judgement, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties;

(b)

Adverse Change. Such Selling Shareholder is not prompted to sell the Secondary Shares to be sold by such Selling Shareholder hereunder by any information concerning the Company or any Subsidiary which has not been publicly disclosed and which has adversely affected, or may adversely affect, the business, assets, business prospects, condition (financial or otherwise) or results of the operations of the Company; and all information relating to such Selling Shareholder furnished in writing by such Selling

Shareholder (the “Selling Shareholder Information”) in connection with the Offering is true, correct and complete and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading;

(c)	Rights to Acquire Secondary Shares. There are no outstanding rights, warrants or options to acquire any of the Secondary Shares to be sold by such Selling Shareholder;

(d)

Approvals, Permits, Authorizations. The execution and delivery of this Agreement by such Selling Shareholder and the performance by such Selling Shareholder of the transactions contemplated herein do not and will not require the filing with, or consent, license, order, approval, authorization, registration or qualification of or decree of any court or any governmental authority or agency, stock exchange (including, for greater certainty, the TSX and the NYSE) or other third-party (domestic or foreign), except (i) such as have been obtained, and (ii) such as may be required (and shall be obtained as provided in this Agreement) under any Securities Laws;

(e)

Fees and Commissions. Other than as contemplated by this Agreement, there is no person, firm or corporation which has been engaged by such Selling Shareholder to act for such Selling Shareholder and which is entitled to any brokerage or finder’s fee in connection with this Agreement or any of the transactions contemplated hereunder, and in the event any such person, firm or corporation establishes a claim for any fee from the Underwriters, such Selling Shareholder covenants to indemnify and hold harmless the Underwriters with respect thereto and with respect to all costs reasonably incurred in the defense thereof;

(f)

Ownership Interests. Such Selling Shareholder has (i) good and marketable title to the Secondary Shares to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim or encumbrance of any kind, other than pursuant to this Agreement and (ii) full legal right and power, and all authorization and approvals required by law, to sell, transfer and deliver such Secondary Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Shareholder herein. Upon the delivery of such Secondary Shares and payment of the purchase price therefor as herein contemplated, each of the Underwriters will receive good and marketable title to the Secondary Shares purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and

(g)

Taxes. At the Closing Date, all stock transfer or other taxes, if any (other than income taxes), which are required to be paid by the Selling Shareholder in connection with the sale and transfer of the Secondary Shares to be sold by such Selling Shareholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with by such Selling Shareholder.

Any certificate signed by or on behalf of such Selling Shareholder and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

6.	Representations, Warranties and Covenants of the Underwriters

The Underwriters hereby represent, warrant and covenant to the Company, and acknowledge that the Company is relying upon such representations and warranties, that:

(a)

Compliance with Securities Laws. In respect of the offer and sale of the Units, the Underwriters will comply with all Securities Laws and will obtain from each Purchaser a completed and executed Subscription Agreement (including all certifications, forms and other documentation contemplated thereby or as may be required by Securities Laws) in a form acceptable to the Company and the Underwriters relating to the Offering;

(b)

No Registration Requirement. The Underwriters have not and will not solicit offers to purchase or sell the Units so as to require the filing of a prospectus, registration statement or offering memorandum with respect thereto or the provision of a contractual right of action (as defined in Ontario Securities Commission Rule 14-501 – Local Definitions) or the registration of any of the Company’s securities under the laws of any jurisdiction including without limitation the United States;

(c)

No Offer or Sale in the United States or to U.S. Persons. The Underwriters will not solicit offers to purchase or sell the Units in the United States, for the account or benefit of a U.S. Person or a person in the United States, except in accordance with Schedule “C” annexed hereto;

(d)

Status and Authority. The Underwriters are valid and subsisting corporations under the laws of the jurisdictions in which they were incorporated, continued or amalgamated and has good and sufficient right and authority to enter into this Agreement and complete the transactions under this Agreement on the terms and conditions set forth herein;

(e)

Accredited Investor. Each of the Underwriters is an “accredited investor” as such term is defined under NI 45-106 by virtue of being registered under the applicable Securities Laws of a jurisdiction of Canada as an advisor or dealer (other than an exempt market dealer);

(f)

Underwriters not U.S. Persons or in the United States. The Underwriters acknowledge and agree that the Compensation Options and the underlying Compensation Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States. Accordingly, each of the Underwriters (i) is not a U.S. Person, (ii) did not receive the offer to acquire the Compensation Options in the United States, (iii) did not execute this Agreement and did not and will not receive any such Compensation Options in the United States, and (iv) is not acquiring the Compensation Options for the account or benefit of a U.S. Person or a person in the United States. Each Underwriter acknowledges and agrees that the Compensation Options may not be exercised by or for the account or benefit of a U.S. Person or a person in the United States, unless such exercise is exempt from the registration requirements under the U.S. Securities Act and the applicable securities laws of any state of the United States. Each Underwriter agrees that it will not engage in any Directed Selling Efforts (as defined in Schedule “C”) with respect to any Compensation Options and will not offer or sell any Compensation Options or Compensation Shares in the United States unless in compliance with an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws; and

(g)	Acquiring as Principal. Each of the Underwriters will be acquiring the Compensation Options as principal for its own account and not for the benefit of any other person.

(h)	Resale Restrictions. The Underwriters acknowledge that the Offered Shares, Warrants, Warrant Shares, the Compensation Options and the Compensation Shares will be

“restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and will be subject to a “hold period” pursuant to Rule 144 under the U.S. Securities Act and a distribution compliance period under Regulation S during which such securities may not be offered, sold, pledged or otherwise transferred except pursuant to registration under the U.S. Securities Act and in accordance with all applicable state securities laws, pursuant to the requirements of Regulation S, or pursuant to an exemption from such registration requirements. The Underwriters acknowledges that removal of the U.S. restrictive legend pursuant to resales under Rule 904 of Regulation S is not permitted pursuant to Rule 905 of Regulation S.

(i)

Distribution Period. The Underwriters agree that they will send to each “distributor” (as defined in Regulation S), dealer (as defined in Section 2(a)(12) of the U.S. Securities Act), or other person who is receiving a selling concession, fee or other remuneration in respect of the Offered Shares, Warrants, Warrant Shares to which it sells Offered Shares, Warrants, Warrant Shares during the six months after the later of the commencement of the Offering and the date of closing of the Offering (the “Distribution Compliance Period”), a confirmation or other notice setting forth that during the Distribution Compliance Period offers and sales of the Offered Shares, Warrants, Warrant Shares, within the United States or to, or for the account or benefit of, U.S. Persons may not be made, except in compliance with Regulation S under the U.S. Securities Act, pursuant to registration of the Offered Shares, Warrants, Warrant Shares under the U.S. Securities Act or pursuant to an available exemption from the registration requirements of the U.S. Securities Act.

7.	Closing Deliveries

The purchase and sale of the Units shall be completed at the Closing Time at the offices of the Company’s counsel, Macdonald Tuskey or at such other place as the Underwriters, the Company and the Selling Shareholders may agree upon in writing. Provided however, that at or prior to the Closing Time, the Company and the Selling Shareholders shall duly and validly deliver to the Underwriters in Toronto, Ontario the Offered Shares and Warrants, by way of delivery of certificates in definitive form as directed by the Underwriters, against payment to the Company and the Selling Shareholders of the aggregate Offering Price therefor, in lawful money of Canada payable at par in the City of Toronto. The Underwriters may discharge their payment obligations under this Section 7 by wire transfer or certified cheque of the gross proceeds from the sale of the Units less the Underwriting Commission and Underwriters’ reasonable expenses in accordance with Section 16 and Section 10 hereof.

In order to facilitate an efficient and timely closing at the Closing Time, the Underwriters may choose to initiate a wire transfer of funds to the Company and the Selling Shareholders prior to the Closing Time. If the Underwriters do so, the Company and the Selling Shareholders agree that such transfer of funds to the Company and the Selling Shareholders prior to the Closing Time does not constitute a waiver by the Underwriters of any of the conditions set out in Section 8. Further, the Company and the Selling Shareholders agree that any such funds received from the Underwriters prior to the Closing Time will be held in trust by the Company and the Selling Shareholders solely for the benefit of the Underwriters until the Closing Time and if the closing does not occur at the scheduled Closing Time, such funds will be immediately returned by wire transfer to the Underwriters without interest. Upon satisfaction of the conditions of such closing and the delivery to the Underwriters of the items set out in this Section 7, the funds held in trust for the Underwriters shall be deemed to be delivered by the Underwriters to the Company and the Selling Shareholders in satisfaction of the obligation of the Underwriters under this Section 7 and upon such delivery the trust constituted by this Section 7 shall be terminated without further formality.

8.	Closing Conditions

Each Purchaser’s obligation to purchase the Units at the Closing Time shall be conditional upon the fulfilment at or before the Closing Time of the following conditions:

(a)

the Underwriters shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, or such other officers of the Company as the Underwriters may agree, certifying for and on behalf of the Company, to the best of their knowledge, information and belief, that:

(i)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the common shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of such officers, pending, contemplated or threatened by any regulatory authority;

(ii)	the Company has duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Time; and

(iii)

the representations, warranties and covenants of the Company contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement;

(b)

the Underwriters shall have received at the Closing Time a certificate dated the Closing Date, signed by appropriate officers of the Company addressed to the Underwriters and their counsel, with respect to the articles and notice of articles of the Company, all resolutions of the Company’s board of directors relating to the Offering, this Agreement and the transactions contemplated hereby, the Subscription Agreements, the Warrant Indenture, the Compensation Option Certificates, the incumbency and specimen signatures of signing officers and such other matters as the Underwriters may reasonably request;

(c)

the Selling Shareholders shall deliver to the Underwriters and the Company, at the Closing Time, the certificates dated the Closing Date addressed to the Underwriters and the Company and signed by the Selling Shareholders certifying that:

(i)

the Selling Shareholders have complied in all respects with all the covenants and satisfied all the terms and conditions of this Agreement on their part to be complied with and satisfied at or prior to the Closing Time; and

(ii)	the representations and warranties of the Selling Shareholder contained herein are true and correct as at the Closing Time.

(d)

the Underwriters shall have received at the Closing Time, evidence that all requisite approvals, consents and acceptances of the appropriate regulatory authorities and the TSX and NYSE required to be made or obtained by the Company in order to complete the Offering (including the listing and posting for trading on the TSX and the NYSE of the Offered Shares, Warrants and Underlying Shares, as applicable), subject only to satisfaction by the Company of customary post-closing conditions imposed by the TSX in similar circumstances, and approval of the NYSE, as applicable;

(e)

this Agreement, the Subscription Agreements, the Warrant Indenture, the Share Certificates, the Warrant Certificates and the Compensation Option Certificates shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Underwriters and its counsel, acting reasonably;

(f)

the Underwriters shall have received favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters’ counsel acting reasonably, dated the Closing Date, from Macdonald Tuskey, counsel for the Company and where appropriate, counsel in the other Selling Jurisdictions, which counsel in turn may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company, with respect to the following matters:

(i)	as to the Company being a corporation existing under the laws of the Province of British Columbia;

(ii)

as to the Company having all requisite corporate power and capacity under the laws of the Province of British Columbia and the federal laws of Canada to carry on its business as presently carried on and to own and lease its properties and assets;

(iii)	as to the authorized and issued capital of the Company;

(iv)

as to the corporate power and authority of the Company to carry out its obligations under this Agreement, the Subscription Agreements, the Warrant Indenture and the Compensation Option Certificates and to issue the Offered Shares, the Warrants, the Compensation Options and the Underlying Shares;

(v)

none of the execution and delivery of this Agreement, the Subscription Agreements, the Warrant Indenture, the Share Certificates, the Warrant Certificates or the Compensation Option Certificates, the performance by the Company of its obligations hereunder and thereunder, or the sale or issuance of the Offered Shares, the Warrants, the Compensation Options, and the Underlying Shares will conflict with any Applicable Law or result in any breach of the constating documents, articles or resolutions of the directors and shareholders of the Company;

(vi)

each of this Agreement, the Subscription Agreements, the Warrant Indenture, the Share Certificates, the Warrant Certificates and the Compensation Option Certificates has been duly authorized and executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, subject to customary qualifications, including that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity and contribution may be limited by Applicable Laws;

(vii)	the Treasury Shares have been duly authorized, allotted and issued as fully paid and non-assessable common shares;

(viii)	the form and terms of the definitive certificates, representing the Treasury Shares

(the “Share Certificates”), the Warrants (the “Warrant Certificates”) and the Compensation Options have been approved by the directors of the Company and comply in all material respects with all Applicable Laws;

(ix)

the Warrants have been duly and validly created and issued and the Warrant Shares have been reserved and authorized and allotted for issuance to the holders of the Warrants and, upon the due exercise of the Warrants in accordance with the provisions of the Warrant Indenture, the Warrant Shares will be validly issued as fully paid and non-assessable common shares;

(x)

the Compensation Options have been duly and validly issued and created and the Compensation Shares have been reserved and authorized and allotted for issuance to the Underwriters and, upon the due exercise of the Compensation Options in accordance with the provisions of the Compensation Option Certificates, the Compensation Shares will be validly issued as fully paid and non-assessable common shares;

(xi)

the issuance and sale by the Company of the Treasury Shares and Warrants to the Purchasers and the issuance of the Compensation Options to the Underwriters are exempt from the prospectus and registration requirements of applicable Securities Laws and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the applicable Securities Laws to permit such issuance and sale; it being noted, however, that the Company is required to file or cause to be filed with the applicable Securities Regulators, reports on Form 45-106F1 and Form 45-106F6, as applicable, prepared and executed pursuant to NI 45-106, together with the prescribed filing fee, within 10 days following the Closing Date, and is required to file a Form D in respect of any offers and sales made in the United States in the manner contemplated by Schedule “C”;

(xii)

the issuance of the Underlying Shares will be exempt from the prospectus and registration requirements of applicable Securities Laws and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the applicable Securities Laws to permit such issuance and delivery;

(xiii)

the first trade of the Treasury Shares, the Warrants and the Warrant Shares by the Purchasers or of the Compensation Shares by the Underwriters, as the case may be, in the Selling Jurisdictions will be a distribution subject to the prospectus requirements under the Securities Laws, unless:

(A)	the Company is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

(B)	at the time of such trade, at least four months have elapsed from the “distribution date” (as defined under NI 45-102) of the Offered Shares, Warrants or the Compensation Options as the case may be;

(C)

the certificates representing the Treasury Shares, the Warrants and the Compensation Options, and to the extent that the Warrant Shares and/or the Compensation Shares are not issued at least four months and one day after the distribution date of the Treasury Shares, the Warrants and the Compensation Options, the certificates representing the Warrant Shares and the Compensation Shares, were issued with a legend stating the prescribed restricted period in accordance with Section 2.5 of NI 45-102;

(D)	such trade is not a “control distribution” (as defined in NI 45-102);

(E)	no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of such trade;

(F)	no extraordinary commission or consideration is paid to a person or company in respect of such trade; and

(G)

if the selling securityholder is an insider or officer of the Company, the selling securityholder has no reasonable grounds to believe that the Company is in default of “securities legislation” (as defined in National Instrument 14-101 - Definitions);

(xiv)

the Company is a “reporting issuer”, or its equivalent, in each of the provinces and territories of Canada and it is not listed as in default of any requirement of the Securities Laws in any of the Selling Jurisdictions which maintain such a list;

(xv)

the TSX has conditionally accepted the Offering (including the listing and posting for trading on the TSX of the Treasury Shares, Warrants and Underlying Shares), and the NYSE has approved the issuance of securities to be issued pursuant to the Offering, including the Underlying Shares, the Offered Shares and the listing of the Secondary Shares and the Warrants;

(xvi)

the Offered Shares, the Warrants and the Warrant Shares will be qualified investments at that time for a trust governed by a registered retirement savings plan, a registered retirement income fund, a registered education savings plan, a registered disability savings plan, a deferred profit sharing plan or a tax-free savings account;

(xvii)	CST Trust Company has been duly appointed as the Transfer Agent for the common shares;

(xviii)	CST Trust Company has been duly appointed as the Warrant Agent for the Warrants; and

(xix)	such other matters as the Underwriters’ legal counsel may reasonably request prior to the Closing Time;

(g)

the Underwriters shall receive at the Closing Time a legal opinion addressed to the Underwriters and their counsel dated and delivered the Closing Date from the Selling Shareholders’ legal counsel in the United States and the Selling Shareholders’ legal counsel in Canada, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, with respect to the following matters, subject to such reasonable assumptions and qualifications customary with respect to transactions of this nature as may be accepted by Underwriters’ counsel:

(i)	the Selling Shareholders have the power and authority: (i) to execute and deliver this Agreement and to perform their obligations under this Agreement; and (ii) to sell the Secondary Shares;

(ii)

the Selling Shareholders have duly authorized, executed and delivered, this Agreement and authorized the performance of their obligations under this Agreement, including the offering, sale and delivery of the Secondary Shares and this Agreement constitutes a legal, valid and binding obligation of the Selling Shareholders enforceable against the Selling Shareholders in accordance with its terms, subject to customary qualifications; and

(iii)

the execution and delivery of this Agreement and the fulfillment of the terms hereof, the offering and sale of the Secondary Shares and the consummation of the transactions contemplated by this Agreement, do not violate any U.S. Federal statute, law, rule or regulation to which the Selling Shareholder is subject;

(iv)

the issuance and sale by the Selling Shareholders of the Secondary Shares to the Purchasers are exempt from the prospectus and registration requirements of applicable Securities Laws and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the applicable Securities Laws to permit such issuance and sale; it being noted, however, that the Company is required to file or cause to be filed with the applicable Securities Regulators, reports on Form 45-106F1 and Form 45-106F6, as applicable, prepared and executed pursuant to NI 45-106, together with the prescribed filing fee, within 10 days following the Closing Date;

(v)	the first trade of the Secondary Shares by the Purchasers in the Selling Jurisdictions will be a distribution subject to the prospectus requirements under the Securities Laws, unless:

(A)	the Company is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

(B)	at the time of such trade, at least four months have elapsed from the “distribution date” (as defined under NI 45-102) of the Secondary Shares;

(C)	the certificates representing the Secondary Shares are not issued at least four months and one day after the distribution date of the Secondary Shares;

(D)	such trade is not a “control distribution” (as defined in NI 45-102);

(E)	no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of such trade;

(F)	no extraordinary commission or consideration is paid to a person or company in respect of such trade; and

(G)

if the selling securityholder is an insider or officer of the Company, the selling securityholder has no reasonable grounds to believe that the Company is in default of “securities legislation” (as defined in National Instrument 14-101 - Definitions);

(h)

the Underwriters shall have received favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters’ counsel acting reasonably, dated the Closing Date, from local legal counsel of the Company in respect of each Material Subsidiary, which counsel in turn may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company, with respect to the following matters:

(i)	the Subsidiary has been duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation;

(ii)	the authorized capital of the Subsidiary;

(iii)	as to the holder of all of the issued and outstanding shares of the Subsidiary; and

(iv)	the Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business;

(i)

if any Units are sold in the United States or otherwise to a person in the United States or a U.S. Person, the Company and the Selling Shareholders shall cause a favourable legal opinion to be delivered by Dorsey & Whitney LLP, in its capacity as U.S. counsel to the Company and the Selling Shareholders, to the Underwriters, such opinion to be subject to such qualifications and assumptions as the Underwriters may agree and in form and substance satisfactory to the Underwriters and their U.S. legal counsel, acting reasonably, addressed to the Underwriters to the effect that the offer and sale of the Treasury Units, the Additional Treasury Shares, the Treasury Unit Shares and the Warrants by the Company and the Secondary Shares by the Selling Shareholders in the United States or to or for the account or benefit of persons in the United States or U.S. Persons pursuant to and in accordance with this Agreement are exempt from the registration requirements of the U.S. Securities Act;

(j)

the Selling Shareholders shall cause a favourable legal opinion to be delivered by Clark Wilson LLP, in its capacity as counsel to the Selling Shareholders, to the Underwriters, such opinion to be subject to such qualifications and assumptions as the Underwriters may agree and in form and substance satisfactory to the Underwriters and their legal counsel, acting reasonably, addressed to the Underwriters to the effect that the offer and sale of the Secondary Shares;

(k)	the Underwriters shall have received from the Company a certificate of the Transfer Agent, which certifies the number of common shares issued and outstanding on the date prior to the Closing Date;

(l)	the Underwriters shall have received certificates of status or similar certificates with respect to the jurisdiction in which the Company and the Material Subsidiaries are incorporated;

(m)

the representations and warranties of the Company contained in this Agreement will be true and correct in all respects at and as of the Closing Time and all agreements, covenants and conditions required by this Agreement to be performed, complied with or satisfied by the Company will have been performed, complied with or satisfied prior to that time;

(n)

all consents, approvals, permits, authorizations or filings as may be required under Securities Laws necessary for the execution and delivery of this Agreement, the Warrant Indenture and the Subscription Agreements, the issuance and sale of the Treasury Units and the sale of the Secondary Shares the consummation of the transactions contemplated hereby and thereby have been made or obtained, as applicable;

(o)	the Underwriters shall, in their sole discretion, be satisfied with their due diligence review with respect to the business, assets, financial condition, affairs and prospects of the Company; and

(p)

the Underwriters will have received such other certificates, opinions, agreements or closing documents in form and substance reasonably satisfactory to the Underwriters as the Underwriters may reasonably request at least 24 hours prior to the Closing Time.

9.	Rights of Termination

The Underwriters may terminate their obligations on or before Closing in the following circumstances, if at any time prior to the Closing:

(a)

Change in Material Fact. There shall be any material change or change in a material fact, or there should be discovered any previously undisclosed material fact, in each case which, in the reasonable opinion of the Underwriters, has or would be expected to have a significant adverse effect on the market price or value of the Units, or any other securities of the Company;

(b)

Litigation. Any order, inquiry, action, suit, proceeding or investigation (whether formal or informal) (including matters of regulatory transgression or unlawful conduct), is commenced, announced, threatened or made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, underwriting or instrumentality including, without limitation, the TSX, the NYSE or any securities regulatory authority against the Company, its Subsidiaries, or any one of the officers or directors of the Company or any of its principal shareholders or any order is made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including without limitation the TSX, the NYSE or securities commission which involves a finding of wrong-doing; which, in the reasonable opinion of the Underwriters prevents or restricts trading in or the distribution of the common shares or adversely affects or might reasonably be expected to adversely affect the market price or value of the Units of the Company or any other securities of the Company;

(c)

Disaster Out. There should develop, occur or come into effect or existence any event, action, state, condition (including without limitation, terrorism or accident) or major financial occurrence of national or international consequence or a new or change in any law or regulation which in the opinion of the Underwriters seriously adversely affects or involves or may seriously adversely affect or involve the financial markets or the business, operations or affairs of the Company and its Subsidiaries taken as a whole or the market price or value of the Units, or any other securities of the Company; and

(d)

Exercise of Termination Rights. The Underwriters shall be entitled to terminate and cancel their obligations to the Company hereunder by written notice to that effect given to the Company prior to the Closing. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by the Underwriters. The rights of termination contained in subparagraphs 9(a), (b) and (c) may be exercised by the Underwriters and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non- compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination by the Underwriters, there shall be no further liability on the part of the Underwriters to the Company or the Selling Shareholders or on the part of the Company or the Selling Shareholders to the Underwriters except in respect of any liability which may have arisen or may arise after such termination in respect of acts or omissions prior to such termination under Sections 10 and 12 of this Agreement.

10.	Expenses

Whether or not the sale of the Units shall be completed, the Company and the Selling Shareholders will pay all reasonable expenses and fees in connection with the Offering, including, all reasonable expenses of or incidental to the issue, sale or distribution of the Units and the Compensation Options; the reasonable fees and expenses of the Company’s counsel; all reasonable costs incurred in connection with the preparation of documents relating to the Offering; and all reasonable expenses and fees incurred by the Underwriters, which shall include the reasonable fees and disbursements of the Underwriters’ Canadian and U.S. counsel. All reasonable fees and expenses incurred by the Underwriters or on their behalf including the fees of the Underwriters’ counsel (subject to the limitations set out in the immediately preceding sentence) shall be payable by the Company at Closing out of the gross proceeds of the Offering.

11.	Survival of Representations and Warranties

All terms, warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Units for a period of 3 years after the Closing Date and continue in full force and effect for the benefit of the Underwriters and Purchasers and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the purchase and sale of the Units. Without limitation of the foregoing, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely, subject only to the limitation requirements of Applicable Law.

12.	Indemnity

The Company and the Selling Shareholders and their respective affiliates (collectively, the “Indemnitor”) hereby severally, and not jointly, and not jointly and severally agree to indemnify and hold the Underwriters and any of their respective affiliates and the directors, officers, employees and shareholders of the Underwriters (hereinafter referred to as the “Personnel”) harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Underwriters, to which the Underwriters and/or their Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Underwriters and their Personnel hereunder or otherwise in connection with the matters referred to in the Agreement to which this is attached, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction shall determine that:

(i)	the Underwriters or their Personnel have been negligent or have committed any fraudulent act or wilful misconduct in the course of such performance, or have breached applicable laws; and

(ii)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were caused by the gross negligence, fraud, wilful misconduct or breach referred to in (i).

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Underwriters or insufficient to hold them harmless, then the Indemnitor shall contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Underwriters on the other hand but also the relative fault of the Indemnitor and the Underwriters, as well as any relevant equitable considerations; provided that the Indemnitor shall, in any event, contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the fees received by the Underwriters hereunder pursuant to this Agreement.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Underwriters by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Underwriters and any Personnel of the Underwriters shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Underwriters, the Underwriters shall have the right to employ their own counsel in connection therewith, if: (i) the employment of such counsel has been authorized by the Indemnitor; or (ii) the Indemnitor has not assumed the defence and employed counsel therefore within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Indemnitor and the Underwriters or Personnel have both advised (or in the event of a dispute between such counsel, a court of competent jurisdiction has determined) that representation of both parties by the same counsel would be inappropriate because there may be legal defences available to the Underwriters or Personnel which are different from or in addition to those available to the Indemnitor (in which event and to that extent, the Indemnitor shall not have the right to assume or direct the defence on the Underwriters’ or Personnel’s behalf) or that there is a conflict of interest between the Indemnitor and the Underwriters or Personnel (in which events the Indemnitor shall not have the right to assume or direct the defence on the Underwriters’ or Personnel’s behalf), and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriters for time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Indemnitor as they occur unless caused pursuant to 12(i) or 12(ii) above.

Promptly after receipt of notice of the commencement of any legal proceeding against the Underwriters or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Underwriters will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Underwriters and shall be binding upon and ensure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Underwriters and any of the Personnel of the Underwriters. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

13.	Contribution

In the event that the indemnity provided for in Section 12 is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters, the Company and the Selling Shareholders shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for above such that the Underwriters shall be responsible for that portion represented by the percentage that the portion of the Commission payable by the Company and the Selling Shareholders to the Underwriters bears to the gross proceeds realized by the Company and the Selling Shareholders from the Offering and the Company and the Selling Shareholders shall be responsible for the balance; provided that, in no event, shall the Underwriters be responsible for any amount in excess of the portion of the Commission actually received by the Underwriters. In the event that the Company and the Selling Shareholders may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Company and the Selling Shareholders shall be limited to contribution from the Underwriters in an amount not exceeding the lesser of: (a) the portion of the full amount of losses, claims, costs, damages, expenses or liabilities giving rise to such contribution for which the Underwriters is responsible; and (b) the amount of the Commission actually received by the Underwriters. Notwithstanding the foregoing, a person guilty of negligence, bad faith, fraud, fraudulent misrepresentation or wilful misconduct shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this Section 13, except to the extent that the party from whom contribution may be sought is prejudiced by such omission. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise by law.

14.	Press Releases

Subject to Applicable Laws (including the time limits imposed thereunder), the Company and the Selling Shareholders shall obtain prior approval of the Underwriters as to the content and form of any press release relating to the Offering.

15.	Advertisements

The Company and the Selling Shareholders acknowledge that the Underwriters shall have the right, at its own expense, to place such advertisement or advertisements relating to the sale of the Units contemplated herein as the Underwriters may consider desirable or appropriate and as may be permitted by Applicable Laws. The Company, the Selling Shareholders and the Underwriters each agree not to make or publish any advertisement in any media whatsoever relating to, or otherwise publicise, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of Securities Laws in any of the Selling Jurisdictions or the securities laws of any other jurisdiction in which the Units shall be offered or sold being unavailable in respect of the sale of the Units to prospective purchasers.

16.	Underwriters’ Commission

In consideration of the services to be rendered by the Underwriters in connection with the Offering, the Company will pay the Underwriters, or the U.S. Affiliates, as applicable, a cash commission (the “Company Commission”) equal to 5.25% of the gross proceeds of the Offering multiplied by the number of Treasury Unit Shares and Additional Treasury Shares, divided by the total number of Treasury Unit Shares and Additional Shares in the Offering and the Selling Shareholders will pay the Underwriters a cash commission (the “Secondary Commission” and together with the Company Commission, the “Commission”) equal to 3.25% of the gross proceeds of the Offering multiplied by the number of Secondary Shares divided by the total number of Treasury Unit Shares and Additional Shares issued in the Offering, including the gross proceeds arising from the exercise, where any such exercise takes place in whole or in part, of the Underwriters’ Option. For further clarity, 5.25% cash commission applies to the Treasury Units and Additional Treasury Shares issued, and 3.25% cash commission applies to the Secondary Shares issued in the Offering. The obligation of the Company and the Selling Shareholders to pay the Commission shall arise at Closing and the Commission shall be fully earned by the Underwriters at the Closing Time.

As additional compensation for the services to be rendered by the Underwriters hereunder, the Company will issue to the Underwriters (or any Selling Firms(s) engaged by the Underwriters) non-transferrable compensation options (the “Compensation Options”), with each Compensation Option being exercisable to purchase that number of Common Shares (the “Compensation Shares”) as is equal to 5.00% of the aggregate number of Units issued pursuant to the Offering at the Purchase Price at any time before 5:00 p.m. (Toronto time) on the date that is 24 months following the Closing Date. At the Closing Time, the Company shall execute and deliver to the Underwriters the Compensation Option Certificates in a form to be agreed upon by the Underwriters and the Company, each acting reasonably.

17.	Right of First Refusal.

During the term of this Agreement and for a period of 18 months subsequent to the Closing Date, the Company hereby agrees to offer to MRCC a right of first refusal to provide investment banking services (the “Services”) (i) as lead manager, lead underwriter, lead agent and/or sole bookrunner to the Company, any of its subsidiaries and any successor entity to the Company’s business or assets by reorganization, with a minimum 25% syndicate position, in connection with any additional capital raising in Canada, whether by issuance of common shares, securities exchangeable or convertible into common shares, or debt instruments of the Company, or otherwise; or (ii) as advisor and/or sponsor of a formal valuation or fairness opinion or sponsorship required by virtue of Canadian securities legislation and/or regulation. It is understood that the terms and conditions, including the need for dealers or syndication, and related fees payable in connection with those services will be agreed by the parties, acting reasonably and in good faith, and be consistent with then-prevailing market practices. The rights of MRCC hereof must be exercised by the Underwriter within five days of receipt of written notification from the Company that such services are required, which notice shall set out, in reasonably sufficient detail, the services required and the proposed terms of such services. If MRCC elects not to exercise such rights and does not accept the terms and conditions contained in the Company’s offer, the Company may engage any other financial institution as manager, underwriter, agent and/or bookrunner (as the case may be, depending on the nature of the transaction) in connection with such transaction, provided that the terms and conditions of any such engagement shall be no more favourable to such other financial institution than the terms and conditions offered by the Company to MRCC. Any more favourable terms and conditions of such services must first be offered to the Underwriter before being offered to a third party. It is understood that the terms and conditions of this Section 17, shall replace and supersede any other written or verbal right of first refusal granted by the Company to MRCC in connection with and relating to the Services. This Section 17 does not supersede any prior agreements with regards to Rights of First Refusal between the Company and PI Financial.

18.	Obligations of the Underwriters

The Underwriters’ obligation to purchase the Units at the Closing Time shall be several and not joint and shall be limited to the Underwriters’ respective obligations in this respect, and shall be as to the following percentages of the aggregate amount of Units to be purchased at that time:

Mackie Research Capital Corporation	65%
PI Financial Corp.	35%

19.	Notices

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to the Company, to it at:

Nobilis Health Corp.
4120 Southwest Freeway, Suite 150
Houston, Texas
77027 USA

Attention:	Chris Lloyd, Chief Executive Officer
Fax:	(713) 355-8615

with a copy to (which shall not constitute notice hereunder):

Macdonald Tuskey
570 Granville Street, Suite 400
Vancouver, British Columbia
V6C 3P1

Attention:	Bill Macdonald
Fax:	(604) 681-4760

If to the Selling Shareholders, to:

Donald L. Kramer
3330 Chevy Chase Drive
Houston, Texas
77019

And

Harry Fleming
4120 Southwest Freeway, Suite 150
Houston, Texas 77027

If to the Underwriters, to:

Mackie Research Capital Corporation
199 Bay St #4500
Toronto, Ontario
M5L 1G2

Attention:	Ezra Chang
Fax:	(416) 860-7674

with a copy to (which shall not constitute notice hereunder):

Cassels Brock & Blackwell LLP
2100 Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3C2

Attention:	Sean Maniaci
Fax:	(416) 642-7158

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

20.	Relationship Among the Company, the Selling Shareholders and the Underwriters

In connection with the services described herein, the Underwriters shall act as independent contractors, and any duties of the Underwriters arising out of this Agreement shall be owed solely to the Company and the Selling Shareholders. The Company and the Selling Shareholders acknowledge that each Underwriter is a securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services, which may involve services provided to other companies engaged in businesses similar or competitive to the business of the Company. The Company and the Selling Shareholders acknowledge and agree that in connection with all aspects of the engagement contemplated hereby, and any communications in connection therewith, the Company and the Selling Shareholders, on the one hand, and the Underwriters and any of its respective affiliates through which the Underwriters may be acting, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Underwriters or such affiliates, and each party hereto agrees that no such duty will be deemed to have arisen in connection with any such transactions or communications. Information which is held elsewhere within the Underwriters, but of which none of the individuals in the investment banking department or division of the Underwriters involved in providing the services contemplated by this Agreement actually has knowledge (or without breach of internal procedures can properly obtain) will not for any purpose be taken into account in determining any of the responsibilities of the Underwriters to the Company and the Selling Shareholders under this Agreement.

The Company and the Selling Shareholders agree that they are responsible for making their own independent judgments with respect to the transactions contemplated by this Agreement and that any opinions or views expressed by the Underwriters regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Shareholders.

21.	Use of Advice

The Company and the Selling Shareholders acknowledge and agree that all written and oral opinions, advice, analysis and materials provided by the Underwriters in connection with its engagement hereunder are intended solely for the Company’s and the Selling Shareholders’ benefit and their internal use only in considering the Offering and the Company and the Selling Shareholders agree that no such opinion, advice, analysis or material will be used for any other purpose whatsoever or reproduced, disseminated, quoted from or referred to in whole or in part at any time, in any manner or for any purpose, without the Underwriters’ prior written consent in each specific instance.

Any advice or opinions given by the Underwriters in connection with its engagement hereunder will be made subject to, and will be based upon, such assumptions, limitations, qualifications, and reservations as the Underwriters, in their sole judgment, deems necessary or prudent in the circumstances. The Underwriters expressly disclaims any liability or responsibility by reason of any unauthorized use, publication, distribution of or reference to any oral or written opinions or advice or materials provided by the Underwriters or any unauthorized reference to the Underwriters or its engagement hereunder.

22.	Time of the Essence

Time shall, in all respects, be of the essence hereof.

23.	Entire Agreement

This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only. All Schedules attached to this Agreement are deemed to be part hereof and are hereby incorporated by reference.

24.	Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

25.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

26.	Successors and Assigns

The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Underwriters and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

27.	Further Assurances

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

28.	Language

The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressément demandé que la présente Convention ainsi que tout avis, tout état de compte et tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

29.	Effective Date

This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

30.	Counterparts and Facsimile

This Agreement may be executed in any number of counterparts and by facsimile or electronically in portable document format, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

[Signature page follows.]

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this letter where indicated below and delivering the same to the Underwriters.

Yours very truly,

MACKIE RESEARCH CAPITAL CORPORATION

Per:	/s/ Ezra Chang
Authorized Signatory

PI FINANCIAL CORP.

Per:	/s/ Blake Corbet
Authorized Signatory

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of May13, 2015

NOBILIS HEALTH CORP.

Per:	/s/ Chris Lloyd
Authorized Signatory

DONALD L. KRAMER

By:	/s/ Donald L. Kramer	/s/ signed
	Donald L. Kramer	Witness

HEALTHCARE VENTURES, LTD.

By its General Partner,
Healthcare Ventures Management Corp., a Texas corporation

By:	/s/ Donald L. Kramer
Name: Donald L. Kramer
President and Director

HARRY FLEMING

By:	/s/ Harry Fleming	/s/ signed
	Harry Fleming	Witness

SCHEDULE A
MATERIAL SUBSIDIARIES

Northstar Healthcare Holdings, Inc.
Northstar Healthcare Acquisitions, LLC
Northstar Healthcare Subco, LLC
Northstar Healthcare Limited Partner, LLC
Northstar Healthcare General Partner, LLC
Medical Ambulatory Surgical Suites, L.P.
First Nobilis, LLC
Athas Health, LLC
NHC ASC - Dallas, LLC
Northstar Healthcare Surgery Center - Houston, LLC
Northstar Healthcare Surgery Center - Scottsdale LLC

SCHEDULE B
SUBSIDIARIES

Northstar Healthcare Holdings, Inc.
Northstar Healtchare Acquisitions, LLC
Northstar Healthcare Subco, LLC
Northstar Healthcare Management Company, LLC
Northstar Healthcare Limited Partner, LLC
Northstar Healthcare General Partner, LLC
The Palladium for Surgery - Dallas, Ltd.
The Palladium for Surgery - Houston, Ltd.
Medical Ambulatory Surgical Suites, L.P.
Microsurgery Institute LLC
Houston Microsurgery Institute, LLC
First Nobilis, LLC
First Nobilis Hospital, LLC
First Nobilis Surgical Center, LLC
Athas Health, LLC
Athas Administrative, LLC
Athas Holdings, LLC
NHC ASC - Dallas, LLC
Northstar Healthcare Surgery Center - Houston, LLC
Northstar Healthcare Surgery Center - Scottsdale LLC
Northstar Healthcare Dallas Management, LLC
Northstar Healthcare Northwest Houston Management, LLC
KIRPA Holdings, LLC
GRIP Medical Diagnostics, LLC
Spring Northwest Operating, LLC
Spring Northwest Management, LLC
Spring Creek Urgent Care, LLC
Spring Creek Imaging, LLC
Willowbrook Imaging, LLC
Elite Orthopedic & Spine Surgery Center, LLC
Elite Hospital Management, LLC
Elite Sinus, Spine & Ortho, LLC
Nobilis Health Holdings Corp.

SCHEDULE C
TERMS FOR OFFERING TO U.S. PURCHASERS

As used in this Schedule, the following terms shall have the meanings indicated:

Directed Selling Efforts	means “directed selling efforts” as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any of the Units;

Disqualification Event	means any of the “Bad Actor” disqualifications described in clauses (d)(1)(i) to (viii) of Rule 506 of Regulation D;

General Solicitation or General Advertising	means “general solicitation or general advertising”, as used under Rule 502(c) of Regulation D, including any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

Institutional Accredited Investor	means an institution that is an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D;

Offshore Transaction	means “offshore transaction” as that term is defined in Rule 902(h) of Regulations S; and

Securities	means, collectively, the Units, Treasury Units, Additional Shares, Treasury Unit Shares, Warrants and Warrant Shares.

Representations, Warranties and Covenants of the Underwriters

Each Underwriter acknowledges that the Securities have not been registered under the U.S. Securities Act or any applicable securities laws of the states of the United States, and may not be offered or sold to or for the account or benefit of any U.S. Person or any person within the United States unless registered under the U.S. Securities Act or pursuant to an exemption from the registration requirements of the U.S. Securities Act. Accordingly, each Underwriter severally represents, warrants and covenants to the Company that:

1.	It has offered and sold, and will offer and sell the Units only in Offshore Transactions in accordance with Rule 903 of Regulation S or as provided in paragraphs 2 through 12 below.

Accordingly, neither the Underwriter, its affiliates nor any persons acting on its behalf, has made or will make: (a) (except as permitted in paragraphs 2 through 12 below) any offer to sell or any solicitation of an offer to buy, any of the Units in the United States or to or from a U.S. Person or a person acting for the account or benefit of a person within the United States or a U.S. Person, (b) (except as permitted in paragraphs 2 through 12 below) any sale of Units to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or the Underwriter, its affiliates or persons acting on their behalf reasonably believed that such purchaser was outside the United States, or (c) any Directed Selling Efforts.

2.

It will not offer or sell Units in the United States except that it may offer Units to purchasers who are Institutional Accredited Investors with which the Underwriter or its U.S. Affiliate has a pre- existing relationship and who will purchase the Units directly from the Company in compliance with Rule 506(b) of Regulation D, in each case in the manner contemplated in this Schedule “C”.

3.

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Units, except with its affiliates, any selling group members or with the prior written consent of the Company. It shall require each selling group member to agree in writing, for the benefit of the Company, to comply with, and shall use its commercially reasonable efforts to ensure that each selling group member complies with, the same provisions of this Schedule “C” as apply to the Underwriter as if such provisions applied to such selling group member.

4.	All of the Underwriter’s offers of Units to, or for the account or benefit of, persons in the United

States and U.S. Persons have been and will be made through its U.S. Affiliate pursuant to Rule 506(b) of Regulation D.

5.

It and its affiliates have not, either directly or through a person acting on its or their behalf, solicited and will not solicit offers for, and have not offered to sell and will not offer to sell, Units in the United States by any form of General Solicitation or General Advertising.

6.

Any offer, sale or solicitation of an offer to buy Units that has been made or will be made to, or for the account or benefit of, persons in the United States or U.S. Persons by the Underwriter through its U.S. Affiliate, was or will be made only to Institutional Accredited Investors in transactions that are exempt from registration under the U.S. Securities Act and any applicable state securities laws and in accordance with any applicable U.S. federal or state laws or regulations governing the registration or conduct of securities brokers or dealers.

7.

Immediately prior to soliciting such offerees, the Underwriter, its affiliates, and any person acting on its or their behalf had reasonable grounds to believe and did believe that each offeree was an Institutional Accredited Investor, and at the time of completion of each sale to, or for the account or benefit of, persons in the United States or U.S. Persons, the Underwriter, its affiliates, and any person acting on its or their behalf (including its U.S. Affiliate) will have reasonable grounds to believe and will believe, that each such offeree purchasing Units is an Institutional Accredited Investor.

8.

The Underwriter represents that neither it, its U.S. Affiliate, nor any of their respective directors, executive officers, other officers participating in the Offering of Units pursuant to Rule 506(b) of Regulation D, their respective general partners or managing members, or any such general partner’s or managing member’s directors, executive officers or other officers participating in such Offering (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event, if any, (a) contemplated by Rule 506(d)(2) of Regulation D, and (b) a description of which has been furnished in writing to the Company prior to the date hereof. In the case of any Disqualification Event occurring after the date hereof, the Underwriter covenants to furnish a description thereof in writing to the Company prior to the Closing Date.

9.

It represents that it is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Offering of Units pursuant to Rule 506(b) of Regulation D. It will notify the Company, prior to the Closing Date of any agreement entered into between it and such person in connection with such sale.

10.

It will notify the Company in writing, prior to the Closing Date of (a) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Company hereunder, and (b) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person.

11.	At least one business day prior to the time of delivery, the Company, and its transfer agent will be provided with a list of all purchasers of Units in the United States.

12.

Neither the Underwriter, its affiliates nor any person acting on its behalf (including its U.S. Affiliate) has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act.

13.

The Underwriters agree that at the Closing Time, each of them, together with their respective U.S. Affiliates, if applicable, will (i) provide a certificate, substantially in the form of Annex I to this Schedule “C”, relating to the manner of the offer of the Units in the United States or to or for the account or benefit of a U.S. Person or a person in the United States or (ii) be deemed to represent that such Underwriter and its U.S. Affiliates did not conduct any offers or sales of Units in the United States or to or for the account or benefit of a U.S. Person or a person in the United States.

Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants and agrees that:

14.

Except with respect to sales in accordance with this Schedule “C” to Institutional Accredited Investors in reliance upon the exemption from registration available under Rule 506(b) of Regulation D, neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters, its U.S. Affiliate, their respective affiliates or any person acting on their behalf, in respect of which no representation is made), has made or will make: (a) any offer to sell, or any solicitation of an offer to buy, any Units to, or for the account or benefit of, a person in the United States or a U.S. Person; or (b) any sale of Units unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States or (ii) the Company, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States.

15.

During the period in which the Units are offered for sale, neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters, their U.S. Affiliates, and their respective affiliates or any person acting on their behalf, in respect of which no representation is made) has engaged in or will engage in any Directed Selling Efforts, or has taken or will take any action in violation of Regulation M under the U.S. Exchange Act or that would cause the exemptions afforded by Rule 506(b) of Regulation D to be unavailable for offers and sales of Units in the United States in accordance with this Schedule “C”, or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Units outside the United States in accordance with the Underwriting Agreement.

16.

None of the Company, any of its affiliates or any person acting on its or their behalf (other than the Underwriters, their U.S. Affiliates, their respective affiliates or any person acting on their behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, the Units in the United States or to, or for the account or benefit of, U.S. Persons by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.

17.

With respect to any Units to be offered and sold hereunder pursuant to Rule 506(b) of Regulation D, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by subparagraph (d)(2) or (d)(3) of Rule 506 of Regulation D. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D, and has furnished to the Underwriters a copy of any disclosures provided thereunder.

18.

The Company is not aware of any person (other than any Dealer Covered Person (as defined above)) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Units.

19.

The Company will notify the Underwriters in writing, prior to the Closing Date of (a) any Disqualification Event relating to any Company Covered Person and (b) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

20.

Since the date that is six months prior to start of the offering of the Units: (i) it has not sold, offered for sale or solicited any offer to buy, and it will not sell, offer for sale or solicit any offer to buy, any of its securities in the United States or to, or for the account or benefit of, U.S. Persons in a manner that would be integrated with the offer and sale of the Units and would cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Units; and (ii) neither it nor any person acting on its behalf has engaged or will engage in any general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with any offer or sale of its securities in reliance upon Rule 506(c) of Regulation D or otherwise in a manner that would be integrated with the offer and sale of the Units and would cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Units.

21.

The Company shall duly prepare and file with the SEC a Form D within 15 days after the first sale of Units in reliance on Rule 506(b) of Regulation D, and will file such notices and other documents as are required to be filed under the state securities or “blue sky” laws of the states in which Units are sold to satisfy the requirements of applicable exemptions from registration or qualification of the Units under such laws.

ANNEX I TO SCHEDULE “C”

UNDERWRITER’S CERTIFICATE

In connection with the private placement in the United States of units (the “Units”) of Nobilis Health Corp. (the “Company”) pursuant to the underwriting agreement dated May [Ï], 2015 between the Company, Mackie Research Capital Corporation and PI Financial Corp. (the “Underwriting Agreement”), the undersigned do hereby certify as follows:

(i)

[U.S. broker-dealer affiliate] is duly registered: (i) as a broker or dealer with the SEC; (ii) under the securities laws of each state in which offers and sales of Units were made (unless exempted from the respective state’s broker-dealer registration requirements); and (iii) with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is a member of, and in good standing with FINRA on the date hereof;

(ii)

immediately prior to offering Units to offerees in the United States or for the account or benefit of a person in the United States or a U.S. Person, we had reasonable grounds to believe and did believe that each such offeree was an Accredited Investor under the U.S. Securities Act and, on the date hereof, we continue to believe that each such offeree purchasing Units through us is an Accredited Investor;

(iii)

no form of General Solicitation or General Advertising was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by General Solicitation or General Advertising, in connection with the offer or sale of the Units in the United States or for the account or benefit of a person in the United States or a U.S. Person;

(iv)	we did not make any Directed Selling Efforts in the United States with respect to the Offered Shares, Warrants and Warrant Shares;

(v)

all offers and sales of Units in the United States or for the account or benefit of a person in the United States or a U.S. Person have been effected in accordance with all applicable U.S. state and federal laws governing the registration and conduct of brokers and dealers;

(vi)

other than each purchaser’s Subscription Agreement, no written material was used in connection with the offer or sale of the Units in the United States or for the account or benefit of a person in the United States or a U.S. Person;

(vii)

the offering of the Units in the United States or for the account or benefit of a person in the United States or a U.S. Person has been conducted by us in accordance with the Underwriting Agreement including Schedule “C” thereto; and

(viii)

prior to any sale of Units in the United States or for the account or benefit of a person in the United States or a U.S. Person, we caused each United States purchaser to execute a Subscription Agreement (including a U.S. Accredited Investor Certificate) in the form agreed between the Company and the Underwriters.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement, including Schedule “C” thereto, unless defined herein.

DATED this ______ day of May, 2015.

[UNDERWRITER]	[U.S. BROKER-DEALER AFFILIATE]

By:		By:

	Authorized Signing Officer		Authorized Signing Officer